As filed with the Securities and Exchange Commission on April 25, 2002
-----------------------------------------------------------------------

                                                    FILE NO. 333-61846

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)


             NEW YORK                                          36-2608394
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)

                                  P.O. Box 9095
                        Farmingville, New York 11738-9095
                                  516/451-5300

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

CHRISTOPHER S.  PETITO, ESQUIRE              JOANNE DERRIG, ESQUIRE
JORDEN BURT LLP                              ALFS, INC.
1025 THOMAS JEFFERSON ST. N.W.               3100 SANDERS ROAD, SUITE J5B
SUITE 400 EAST                               NORTHBROOK, IL 60062
WASHINGTON, D.C. 20007-0805


Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                         Calculation of Registration Fee



------------------------------- --------------------- --------------------- --------------------- -------------------
                                                      Proposed Maximum      Proposed Maximum
Title of Each Class of                                Offering Price Per    Aggregate Offering    Amount of
Securities to Be Registered     Amounts to be         Unit                  Price                 Registration Fee
                                Registered
------------------------------- --------------------- --------------------- --------------------- -------------------
------------------------------- --------------------- --------------------- --------------------- -------------------
Deferred Annuity Contracts      *                     *                     *                     *
and Participation Interest
Thereunder
------------------------------- --------------------- --------------------- --------------------- -------------------

These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $75,000,000 was previously registered. No additional amount of securities is being registered by this post effective amendment to the registration statement.

THE AIM LIFETIME PLUS/SM /VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE., VERNON HILLS, IL  60061
TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED MAY 1, 2002
 -------------------------------------------------------------------------------
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") has issued the AIM Lifetime Plus/SM/ Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include the fixed account ("FIXED ACCOUNT") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds:

AIM V.I. AGGRESSIVE GROWTH FUND           AIM V.I. GLOBAL UTILITIES FUND
AIM V.I. BALANCED FUND                    AIM V.I. GOVERNMENT SECURITIES FUND
AIM V.I. BASIC VALUE FUND                 AIM V.I. GROWTH FUND
AIM V.I. BLUE CHIP FUND                   AIM V.I. HIGH YIELD FUND
AIM V.I. CAPITAL APPRECIATION FUND        AIM V.I. INTERNATIONAL GROWTH FUND**
AIM V.I. CAPITAL DEVELOPMENT FUND         AIM V.I. MID CAP CORE EQUITY FUND ***
AIM V.I. CORE EQUITY FUND*                AIM V.I. MONEY MARKET FUND
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND     AIM V.I. NEW TECHNOLOGY FUND
AIM V.I. DIVERSIFIED INCOME FUND          AIM V.I. PREMIER EQUITY FUND****



*Effective May 1, 2002, the Fund changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

**Effective May 1, 2002, the Fund changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund

***Effective May 1, 2002, the Fund changed its name from AIM V.I. Mid Cap Equity Fund to AIM V.I. Mid Cap Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

****Effective May 1, 2002, the Fund changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

                    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
    IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
     NOTICES        CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.



WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                             3
--------------------------------------------------------------------------------
  The Contract at a Glance                                                    4
--------------------------------------------------------------------------------
  How the Contract Works                                                      6
--------------------------------------------------------------------------------
  Expense Table                                                               7
--------------------------------------------------------------------------------
  Financial Information                                                      11
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                               11
--------------------------------------------------------------------------------
  Purchases                                                                  12
--------------------------------------------------------------------------------
  Contract Value                                                             13
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                               14
--------------------------------------------------------------------------------
     The Fixed Account                                                       15
--------------------------------------------------------------------------------
     Transfers                                                               17
--------------------------------------------------------------------------------
  Expenses                                                                   19
--------------------------------------------------------------------------------
  Access To Your Money                                                       20
--------------------------------------------------------------------------------
  Income Payments                                                            21
--------------------------------------------------------------------------------

                                                                            PAGE

--------------------------------------------------------------------------------
  Death Benefits                                                             23
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:                                                          24
--------------------------------------------------------------------------------
     Allstate New York                                                       24
--------------------------------------------------------------------------------
     The Variable Account                                                    24
--------------------------------------------------------------------------------
     The Funds                                                               24
--------------------------------------------------------------------------------
     The Contract                                                            25
--------------------------------------------------------------------------------
     Qualified Plans                                                         26
--------------------------------------------------------------------------------
     Legal Matters                                                           27
--------------------------------------------------------------------------------
  Taxes                                                                      27
--------------------------------------------------------------------------------
  Annual Reports and Other Document                                          31
--------------------------------------------------------------------------------
  Performance Information                                                    31
--------------------------------------------------------------------------------
  Experts                                                                    33
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES                                          34
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT EXAMPLES                                  36
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                            PAGE

--------------------------------------------------------------------------------
Accumulation Phase                                                            6
--------------------------------------------------------------------------------
Accumulation Unit                                                            11
--------------------------------------------------------------------------------
Accumulation Unit Value                                                      11
--------------------------------------------------------------------------------
Allstate New York ("We" and/or "us")                                      1, 24
--------------------------------------------------------------------------------
Anniversary Values                                                           23
--------------------------------------------------------------------------------
Annuitant                                                                    11
--------------------------------------------------------------------------------
Automatic Additions Program                                                  12
--------------------------------------------------------------------------------
Automatic Fund Rebalancing Program                                           18
--------------------------------------------------------------------------------
Beneficiary                                                                  11
--------------------------------------------------------------------------------
*Contract                                                                    25
--------------------------------------------------------------------------------
Contract Anniversary                                                          5
--------------------------------------------------------------------------------
Contract Owner ("You")                                                    6, 11
--------------------------------------------------------------------------------
Contract Value                                                                5
--------------------------------------------------------------------------------
Contract Year                                                                 5
--------------------------------------------------------------------------------
Death Benefit Anniversary                                                    23
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                                18
--------------------------------------------------------------------------------
Due Proof of Death                                                           23
--------------------------------------------------------------------------------
Fixed Account                                                                15
--------------------------------------------------------------------------------

                                                                            PAGE

--------------------------------------------------------------------------------
Funds                                                                    14, 24
--------------------------------------------------------------------------------
Guarantee Periods                                                            15
--------------------------------------------------------------------------------
Income Plan                                                                  21
--------------------------------------------------------------------------------
Investment Alternatives                                                      14
--------------------------------------------------------------------------------
Issue Date                                                                    6
--------------------------------------------------------------------------------
Market Value Adjustment                                                   5, 17
--------------------------------------------------------------------------------
Payout Phase                                                                  6
--------------------------------------------------------------------------------
Payout Start Date                                                            21
--------------------------------------------------------------------------------
Preferred Withdrawal Amount                                                  19
--------------------------------------------------------------------------------
Qualified Contracts                                                          29
--------------------------------------------------------------------------------
SEC                                                                           1
--------------------------------------------------------------------------------
Settlement Value                                                             23
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                                20
--------------------------------------------------------------------------------
Treasury Rate                                                                17
--------------------------------------------------------------------------------
Valuation Date                                                               12
--------------------------------------------------------------------------------
Variable Account                                                             24
--------------------------------------------------------------------------------
Variable Sub-Account                                                         14
--------------------------------------------------------------------------------


* The AIM Lifetime Plus/SM/ Variable Annuity is a group contract, and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $5,000
                        ($2,000 for "QUALIFIED CONTRACTS", which are Contracts
                                     -------------------
                        issued with qualified plans).  You can add to your
                                    ---------------
                        Contract as often and as much as you like, but each
                        payment must be at least $500 ($100 for automatic
                        purchase payments to the variable investment options).
                        You must maintain a minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL         You may cancel your Contract by returning it to us
                        within 10 days after receipt ("CANCELLATION PERIOD").
                        Upon cancellation, as permitted by federal or state
                        law, we will return your purchase payments adjusted to
                        reflect the investment experience of any amounts
                        allocated to the Variable Account. The adjustment will
                        reflect the deduction of mortality and expense risk
                        charges and administrative expense charges.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.45% of
                          average daily net assets

                        .Annual contract maintenance charge of $35 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 7% of payment
                          withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        .
                          State premium tax (New York currently does not impose
                          one).

                        In addition, each Fund pays expenses that you will bear
                        indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 19 investment alternatives
ALTERNATIVES            including:

                        the Fixed Account (which credits interest at rates we guarantee), and

                        18 Variable Sub-Accounts investing in Funds offering professional money management by A I M Advisors, Inc.

                        To find out current rates being paid on the Fixed
                        Account, or to find out how the Variable Sub-Accounts
                        have performed, please call us at 1-800-692-4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC FUND REBALANCING PROGRAM

                        . AUTOMATIC ADDITIONS PROGRAM

                        . DOLLAR COST AVERAGING PROGRAM

                        . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS         You can choose fixed income payments, variable income
                        payments, or a combination of the two. You can receive
                        your income payments in one of the following ways:

                        . life income with guaranteed payments

                        .a joint and survivor life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you or the Annuitant (if the Contract is owned by a
                        non-natural person) die before the PAYOUT START DATE,
                        we will pay the death benefit described in the
                        Contract.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to
                        the Fixed Account must be at least $500.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per
                        transfer after the 12th transfer in each "CONTRACT
                        YEAR," which we measure from the date we issue your
                        contract or a Contract anniversary ("CONTRACT
                        ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        anytime during the Accumulation Phase. Full or partial
                        withdrawals are available under limited circumstances
                        on or after the Payout Start Date.

                        In general, you must withdraw at least $50 at a time.
                        ($1,000 for withdrawals made during the Payout Phase.)
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 591/2, may be subject to an
                        additional 10% federal tax penalty. A withdrawal charge
                        and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 22. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can recieve    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)*

Number of Complete Years Since We Received the Purchase Payment    0    1      2    3    4   5     6   7+
Being Withdrawn
-----------------------------------------------------------------------------------------------------------
Applicable Charge                                                  7%   6%     5%   4%   3%  2%    1%  0%
-----------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                             $35.00**
-----------------------------------------------------------------------------------------------------------
Transfer Fee                                                                   $10.00***
-----------------------------------------------------------------------------------------------------------

  *
   Each Contract Year, you may withdraw up to 10% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.35%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.45%
-------------------------------------------------------------------------------

FUND ANNUAL EXPENSES (after Voluntary Reductions and Reimbursements) (as a percentage of Fund average daily net assets) (1)

                                                                             Total Annual
                                                      Management   Other         Fund
Portfolio                                                Fees     Expenses     Expenses
------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund                         0.80%      0.41%        1.21%
------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                  0.75%      0.37%        1.12%
------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund (2)                           0.73%      0.57%        1.30%
------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund                                 0.75%      0.51%        1.26%
------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                      0.61%      0.24%        0.85%
------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                       0.75%      0.41%        1.16%
------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund (3)                           0.61%      0.21%        0.82%
------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (4,5)             0.85%      0.59%        1.44%
------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                        0.60%      0.33%        0.93%
------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                          0.65%      0.42%        1.07%
------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                     0.50%      0.58%        1.08%
------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                    0.62%      0.26%        0.88%
------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund                                0.63%      0.66%        1.29%
------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund (3)                  0.73%      0.32%        1.05%
------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund (2,3)                 0.73%      0.57%        1.30%
------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                              0.40%      0.24%        0.64%
------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund (4,6)                      1.00%      0.49%        1.49%
------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund (3)                        0.60%      0.25%        0.85%
------------------------------------------------------------------------------------------

(1) Except as otherwise noted, figures shown in the Table are for the year ended December 31, 2001. There is no guarantee that actual expenses will be the same as those shown in the table. The above examples also assume that any fee waivers and/or expense reinbursements are assumed to continue throughout the periods shown.

(2) Figures shown in the table are for the current year and are expressed as a percentage of Fund average daily net assets..

(3) Effective May 1, 2002 the following Funds changed names from AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund, AIM V.I. Mid Cap Equity Fund and AIM V.I. Value Fund to AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund, AIM V.I. Mid Cap Core Equity Fund and AIM V.I. Premier Equity Fund, respectively.

(4) Before fee waivers and restated to reflect current fees. The Fund's advisor has contractually agreed to waive advisory fees or reimburse expenses to the extent necessary to limit Total Annual Fund Expenses (excluding Rule 12b-1 Pan fees, if any, interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to 1.30%.

(5) After fee waivers and expense reimbursements, Management Fees, Other Expenses and Total Annual Fund Expenses for the AIM V.I. Dent Demographic Trends Fund were 0.71%, 0.59% and 1.30%, respectively.

(6) After fee waivers and expense reimbursements, Management Fees, Other Expenses and Total Annual Fund Expenses for the AIM V.I. New Technology Fund were 0.81%, 0.49% and 1.30%, respectively.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment, and

.. surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Sub-Account                                                       1 Year  3 Year  5 Year   10 Years
----------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                                $82     $122    $165      $310
----------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                             $81     $119    $160      $301
----------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund                                          $83     $125    $169      $319
----------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund (2,3)                                      $83     $124    $167      $319
----------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                                 $78     $111    $146      $274
----------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund (2)                              $82     $121    $162      $305
----------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund                                          $78     $110    $145      $270
----------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (2,4)                        $84     $129    $176      $332
----------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                                   $79     $114    $150      $282
----------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                     $81     $118    $158      $296
----------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                                $81     $118    $158      $297
----------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund (2)                                       $83     $125    $169      $318
----------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund                                 $80     $117    $157      $294
----------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund                                  $83     $125    $169      $319
----------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                         $76     $117    $136      $252
----------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                       $85     $131    $179      $337
----------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                                       $78     $111    $146      $274
----------------------------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Sub-Account                                                                 1 Year  3 Year  5 Year   10 Years
--------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                                          $28     $86     $147      $310
--------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                                       $27     $83     $142      $301
--------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund                                                    $29     $89     $151      $319
--------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund (2,3)                                                $29     $88     $149      $315
--------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                                           $24     $75     $128      $274
--------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund (2)                                        $28     $85     $144      $305
--------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund                                                    $24     $74     $127      $270
--------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (2,4)                                  $30     $93     $158      $332
--------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                                             $25     $78     $132      $282
--------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                               $27     $82     $140      $296
--------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                                          $27     $82     $140      $297
--------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                                         $25     $76     $130      $277
--------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund (2)                                                 $29     $89     $151      $318
--------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund                                           $26     $81     $139      $294
--------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund                                            $29     $89     $151      $319
--------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                                   $22     $69     $118      $252
--------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                                 $31     $95     $161      $337
--------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                                                 $24     $75     $128      $274
--------------------------------------------------------------------------------------------------------------



PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN AVERAGE CONTRACT SIZE OF $40,134. THE ABOVE EXAMPLES ASSUME "TOTAL PORTFOLIO ANNUAL EXPENSES" LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

 Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New

York also appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The AIM Lifetime Plus/SM/ Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or Annuitant dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a Grantor Trust, the Owner will be considered a non-natural person for purpose of this section and the Death Benefit section. The maximum issue age of a Contract owner is age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued within a qualified plan. See "QUALIFIED PLANS" on page 26.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

.. the youngest Contract owner if living, otherwise

.. the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner, subject to the Death of Owner provisions, if the sole surviving Contract owner dies before the Payout Start Date. (See section titled "Death Benefits" for more details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make additional purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your Purchase Payments among the Investment Alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your additional purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit additional Purchase Payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 North Milwaukee Avenue, Vernon Hills , Illinois, 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and any applicable charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the sum of Sub-Account values in the Fixed Account.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Fund in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.


FUND:                   EACH FUND SEEKS:*
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
Growth Fund**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund  As high a total return as possible, consistent with preservation of capital
-------------------------------------------------------------------------------
AIM V.I Basic Value     Long-term growth of capital
Fund
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital with a secondary objective
Fund                    of current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
Appreciation Fund
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
Development Fund
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital with a secondary objective of current
Fund                    income
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
Demographic Trends
Fund
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
Income Fund
-------------------------------------------------------------------------------
AIM V.I. Global         High total return
Utilities Fund
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income consistent with reasonable
Securities Fund         concern for safety of principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
Fund
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
Growth Fund
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
Equity Fund
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current income as is consistent with
Fund                    the preservation of capital and liquidity
-------------------------------------------------------------------------------
AIM V.I. New            Long-term growth of capital
Technology Fund
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital with income as a secondary
Equity Fund             objective
-------------------------------------------------------------------------------



  *
   A Fund's investment objectives may be changed by the Fund's Board of Trustees without shareholder approval.

  ** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach $200 million. During the closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


GUARANTEE PERIODS
Each purchase payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each purchase payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST.
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment.........                                               $10,000
Guarantee Period.........                                              5  years
Annual Interest Rate.....                                                 4.50%




                                END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest Rate                           1.045
                                    ----------
                                    $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Preferred Withdrawal Amount as described on page __; or

.. to satisfy the IRS minimum distribution rules.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value amoung the investment alternatives. You may request in writting on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Guarantee Period for 10 days or more, we will pay interest as required by applicable law.
 Any interest would be payable from the date we receive the transfer request to the date we make the transfer. If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, covert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.




TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York

Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


EXCESSIVE TRADING LIMITS
For Contracts issued on or after May 1, 2000, we reserve the right to limit transfers in any Contract year, or to refuse any transfer request for a Contract Owner or certain Contract Owners, if:

.. we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.


DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

  The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

  Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

.. all money is allocated to the Fixed Account on a Contract Anniversary.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.35% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 10% of purchase payments without paying the charge. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by;

.. multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

.. the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

.. the death of the Contract owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

.. withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.


PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.


OTHER EXPENSES
Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and expenses, see page 8 above. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or the Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan. Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support the variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2) deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies; or

2. the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner.

We will not settle any death claim until we receive DUE PROOF OF DEATH.

We will accept the following documentation as Due Proof of Death:

.. a certified copy of a death certificate; or

.. a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

any other proof acceptable to us.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit; or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit; or

3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, partial withdrawals and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries; or

4. the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit; or (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.


DEATH BENEFIT PAYMENTS
A death benefit will be paid:

1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. We reserve the right to waive the 180 day limit on a non- discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death whichever is earlier. The Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

.. the life of the Contract owner; or

.. a period not to exceed the life expectancy of the Contract owner; or

.. the life of the Contract owner with payments guaranteed to a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. On the day the Contract is continued, the Contract Value will be the death benefit at the end of the Valuation date after we receive due proof of death. Prior to the Payout Start Date, the death benefit of the continued Contract will be the greater of:

  (a) The sum of all Purchase Payments reduced by a withdrawal adjustment, as defined in the Death Benefit provision, or

  (b) the Contract Value on the date we determine the death Benefit.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate

New York is a stock life insurance company organized under the laws of the State of New York. Allstate New

York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of

New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New

York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE FUNDS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in underlying Funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc.* (difficult to see strikethrough-delete *) ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 81/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed .56%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract owner records;

.. Contract owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract with a qualified plan (a Contract issued with a qualified plan is a "Qualified Contract"), the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Bricker & Eckler LLP, Columbus, OH, has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE
INSURANCE COMPANY OF NEW YORK
Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New

York may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
--------------------------------------------------------------------------------

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits, however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).


PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures. Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account. We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS
The financial statements of Allstate New York as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate New York and from the STatement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A
--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*


BASIC POLICY

For the period begining January 1 and ending December 31,   1996      1997      1998      1999       2000        2001
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --  $ 10.000  $   13.988   $  14.15
 Accumulation Unit Value, End of Period                         --        --        --  $ 13.988  $    14.15   $ 10.308
 Number of Units Outstanding, End of Period                     --        --        --    12,661      53,890     51,176
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --  $ 10.000  $   13.162   $  12.43
 Accumulation Unit Value, End of Period                         --        --        --  $ 13.162  $    12.43   $ 10.849
 Number of Units Outstanding, End of Period                     --        --        --     6,382      24,499     29,494
AIM V.I. BASIC VALUE SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --        --          --   $ 10.000
 Accumulation Unit Value, End of Period                         --        --        --        --          --   $ 11.200
 Number of Units Outstanding, End of Period                     --        --        --        --          --      6,325
AIM V.I. BLUE CHIP SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --        --  $   10.000   $   8.82
 Accumulation Unit Value, End of Period                         --        --        --        --  $     8.82   $  6.736
 Number of Units Outstanding, End of Period                     --        --        --        --      11,309      8,408
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $ 9.855  $ 11.387  $ 12.739  $ 14.979  $   21.350   $  18.75
 Accumulation Unit Value, End of Period                    $11.387  $ 12.739  $ 14.979  $ 21.350  $    18.75   $ 14.176
 Number of Units Outstanding, End of Period                  7,681   161,013   287,336   425,748     456,761    393,890
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --  $ 10.000  $   11.655   $  12.55
 Accumulation Unit Value, End of Period                         --        --        --  $ 11.655  $    12.55   $ 11.369
 Number of Units Outstanding, End of Period                     --        --        --     3,948      18,297     15,528
AIM V.I.CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $ 9.926  $ 11.699  $ 14.496  $ 18.243  $   24.138   $  20.33
 Accumulation Unit Value, End of Period                    $11.699  $ 14.496  $ 18.243  $ 24.138  $    20.33   $ 15.460
 Number of Units Outstanding, End of Period                  5,371   167,625   361,890   645,133     674,689    590,855
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --        --  $   10.000   $   7.89
 Accumulation Unit Value, End of Period                         --        --        --        --  $     7.89   $  5.294
 Number of Units Outstanding, End of Period                     --        --        --        --      32,307     23,934
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $10.086  $ 10.934  $ 11.789  $ 12.035  $   12.002   $  11.55
 Accumulation Unit Value, End of Period                    $10.934  $ 11.789  $ 12.035  $ 12.002  $    11.55   $ 11.788
 Number of Units Outstanding, End of Period                  4,618    58,958   146,644   227,201     204,561    179,226
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $10.252  $ 11.276  $ 13.518  $ 15.521  $   20.432   $  19.68
 Accumulation Unit Value, End of Period                    $11.276  $ 13.518  $ 15.521  $ 20.432  $    19.68   $ 13.978
 Number of Units Outstanding, End of Period                      0     8,276    25,418    61,408      71,921     63,996
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $10.080  $ 10.164  $ 10.834  $ 11.829  $   11.189   $  12.15
 Accumulation Unit Value, End of Period                    $10.164  $ 10.834  $ 11.829  $ 11.189  $    12.15   $ 12.738
 Number of Units Outstanding, End of Period                      0    39,009   301,983   108,494      99,531    110,454
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $ 9.892  $ 11.466  $ 14.338  $ 18.954  $   25.263   $  19.80
 Accumulation Unit Value, End of Period                    $11.466  $ 14.338  $ 18.954  $ 25.263  $    19.80   $ 12.901
 Number of Units Outstanding, End of Period                  2,384    97,039   220,831   383,214     403,785    338,025
AIM V.I. HIGH YIELD SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --  $ 10.000  $    9.957   $   7.95
 Accumulation Unit Value, End of Period                         --        --        --  $  9.957  $     7.95   $  7.443
 Number of Units Outstanding, End of Period                     --        --        --     1,751         834      4,833
AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $10.168  $ 11.953  $ 12.598  $ 14.340  $   21.914   $  15.90
 Accumulation Unit Value, End of Period                    $11.953  $ 12.598  $ 14.340  $ 21.914  $    15.90   $ 11.980
 Number of Units Outstanding, End of Period                  5,404    85,934   136,898   220,690     245,480    213,691
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --        --          --   $ 10.000
 Accumulation Unit Value, End of Period                         --        --        --        --          --   $ 11.357
 Number of Units Outstanding, End of Period                     --        --        --        --          --      2,829
AIM V.I. MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $10.023  $ 10.369  $ 10.745  $ 11.126  $   11.479   $  11.98
 Accumulation Unit Value, End of Period                    $10.369  $ 10.745  $ 11.126  $ 11.479  $    11.98   $ 12.231
 Number of Units Outstanding, End of Period                  4,373    42,128    87,010   137,433      95,879    151,830
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   --        --        --        --  $   10.000   $  20.18
 Accumulation Unit Value, End of Period                         --        --        --        --  $    20.18   $ 10.447
 Number of Units Outstanding, End of Period                     --        --        --        --      11,448      8,665
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period              $ 9.800  $ 11.090  $ 13.520  $ 17.644  $   22.589   $  19.00
 Accumulation Unit Value, End of Period                    $11.090  $ 13.520  $ 17.644  $ 22.589  $    19.00   $ 16.376
 Number of Units Outstanding, End of Period                  5,921   180,440   405,246   987,076   1,000,356    881,690

* The Contracts were first offered on October 14, 1996. The inception date of the following Variable Sub-Accounts is October 14, 1996: AIM V.I. Capital Appreciation, AIM V.I. Diversified Income, AIM V.I. Global Utilities, AIM V.I. Government Securities, AIM V.I. Growth, AIM V.I. Core Equity, AIM V.I. International Growth, AIM V.I. Money Market, AIM V.I. Premier Equity. The inception date of the AIM V.I. Aggressive Growth, AIM V.I. Balanced, AIM V.I. Capital Development, and AIM V.I. High Yield Variable Sub-Accounts is October 25, 1999. The inception date of the AIM V.I. Blue Chip, AIM V.I. Dent Demographic Trends, AIM V.I. Growth and Income, and AIM V.I. New Technology Variable Sub-Accounts is January 3, 2000. The inception date of the AIM V.I. Basic Value and Mid Cap Core Equity Sub-Accounts is October 1, 2001. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative charge of 0.10%.

APPENDIX B MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J   = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)

(Opiton 1: 4% up front): 10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Treasury  Rate (at the time the Guarantee Period was established): 4.50%

Asumed Net Annual Earnings Rate in Money Market Variable Sub-Account:  4.50%

Full Surrender: End of Contract Year 3

      NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract Value at      $10,000.00 X (1.045)/3 /= $11,411.86
End of Contract Year 3:
Step 2. Calculate the Preferred
Withdrawal Amount:                        .10 X $10,000.00 / /= $1,000.00
Step 3. Calculate the Withdrawal          I = 4.50%
Charge:                                   J = 4.20%
                                          N = 730 days = 2
                                              --------
                                                  365 days

                                          Market Value Adjustment Factor: .9 x
                                          (I - J) X N = .9 x (.045 - .042) x
                                          (2) = .0054

                                          Market Value Adjustment = Market
                                          Value Adjustment Factor x Amount
                                          Subject to Market Value Adjustment:
                                           = .0054 X ($11,411.86 - $1,000.00) =
                                          $56.22




Step 4. Calculate the Market Value        .05 X ($10,000.00 - $1,000.00) +
Adjustment:                               $56.22) = $452.81
Step 5. Calculate the amount received
by a Contract owner as a result of full   $11,411.86 - $452.81 + $56.22 =
withdrawal at the end of Contract Year    $11,015.07
3:

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract Value at End     $10,000.00 X (1.045)/3 /=
of Contract Year 3:                          $11,411.66

Step 2. Calculate the Preferred Withdrawal
Amount:                                      .10 X $10,000.00 / /= $1,000.00
Step 3. Calculate the Withdrawal Charge:     I = 4.5%
                                             J = 4.8%
                                             N = 730 days = 2
                                                 --------
                                                     365 days

                                             Market Value Adjustment Factor: .9
                                             x (I - J) x N
                                              = .9 x (.045 - .048) x (730/365)
                                             = - .0054

                                             Market Value Adjustment = Market
                                             Value Adjustment Factor x Amount
                                             Subject to Market Value
                                             Adjustment:
                                              -.0054 X ($11,411.66 - $1,000.00)
                                             = $-56.22




Step 4. Calculate the Market Value           .05 X ($10,000.00 - $1,000.00 +
Adjustment:                                  $56.22) = $447.19
Step 5. Calculate the amount received by a
Contract owner as a result of full           $11,411.66 - $447.19 - $56.22 =
withdrawal at the end of Contract Year 3:    $10,908.25

AIM LIFETIME PLUS-SM- II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE., VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682                    PROSPECTUS DATED MAY 1, 2002

--------------------------------------------------------------------------------

Allstate Life Insurance Company of New York ("Allstate New York") is offering the AIM Lifetime Plus-SM- II Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 21 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds, Inc.:

AIM V.I. Aggressive Growth Fund        AIM V.I. Global Utilities Fund
AIM V.I. Balanced Fund                 AIM V.I. Government Securities Fund
AIM V.I. Basic Value Fund              AIM V.I. Growth Fund
AIM V.I. Blue Chip Fund                AIM V.I. High Yield Fund
AIM V.I. Capital Appreciation Fund     AIM V.I. International Growth Fund**
AIM V.I. Capital Development Fund      AIM V.I. Mid Cap Core Equity Fund ***
AIM V.I. Core Equity Fund*             AIM V.I. Money Market Fund
AIM V.I. Dent Demographic Trends Fund  AIM V.I. New Technology Fund
AIM V.I. Diversified Income Fund       AIM V.I. Premier Equity Fund****

   *Effective May 1, 2002, the Fund changed its name from AIM V.I. Growth and
    Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

  **Effective May 1, 2002, the Fund changed its name from AIM V.I. International
    Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund

 ***Effective May 1, 2002, the Fund changed its name from AIM V.I. Mid Cap
    Equity Fund to AIM V.I. Mid Cap Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

****Effective May 1, 2002, the Fund changed its name from AIM V.I. Value Fund to
    AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

WE (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).
--------------------------------------------------------------------------------

                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                   FEDERAL CRIME.
    IMPORTANT      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
     NOTICES       HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                   INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                   CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                   BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                   THE CONTRACTS ARE NOT FDIC INSURED.
                   THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                        3
----------------------------------------------------------------------------
   The Contract at a Glance                                               4
----------------------------------------------------------------------------
   How the Contract Works                                                 6
----------------------------------------------------------------------------
   Expense Table                                                          7
----------------------------------------------------------------------------
   Financial Information                                                 11
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                          12
----------------------------------------------------------------------------
   Purchases                                                             13
----------------------------------------------------------------------------
   Contract Value                                                        14
----------------------------------------------------------------------------
   Investment Alternatives                                               15
----------------------------------------------------------------------------
      The Variable Sub-Accounts                                          15
----------------------------------------------------------------------------
      The Fixed Account Options                                          16
----------------------------------------------------------------------------
      Transfers Expenses                                                 18
----------------------------------------------------------------------------
   Expenses                                                              20
----------------------------------------------------------------------------
   Access To Your Money                                                  22
----------------------------------------------------------------------------
   Income Payments                                                       23
----------------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------

   Death Benefits                                                        25
----------------------------------------------------------------------------
OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                     27
----------------------------------------------------------------------------
      Allstate New York                                                  27
----------------------------------------------------------------------------
      The Variable Account                                               27
----------------------------------------------------------------------------
      The Funds                                                          27
----------------------------------------------------------------------------
      The Contract                                                       28
----------------------------------------------------------------------------
      Qualified Plans                                                    28
----------------------------------------------------------------------------
      Legal Matters                                                      28
----------------------------------------------------------------------------
   Taxes                                                                 29
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                    34
----------------------------------------------------------------------------
   Performance Information                                               35
----------------------------------------------------------------------------
   Experts                                                               35
----------------------------------------------------------------------------
APPENDIX A -- ACCUMULATION UNIT VALUES                                  A-1
----------------------------------------------------------------------------
APPENDIX B -- MARKET VALUE ADJUSTMENT EXAMPLES                          B-1
----------------------------------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                         PAGE
------------------------------------------------------------------------------
   Accumulation Phase                                                        6
------------------------------------------------------------------------------
   Accumulation Unit                                                        14
------------------------------------------------------------------------------
   Accumulation Unit Value                                                  14
------------------------------------------------------------------------------
   Allstate New York ("We" and/or "Us")                                  1, 27
------------------------------------------------------------------------------
   Anniversary Values                                                       26
------------------------------------------------------------------------------
   Annuitant                                                                12
------------------------------------------------------------------------------
   Automatic Additions Program                                               5
------------------------------------------------------------------------------
   Automatic Fund Rebalancing Program                                       19
------------------------------------------------------------------------------
   Beneficiary                                                              12
------------------------------------------------------------------------------
   Cancellation Period                                                       4
------------------------------------------------------------------------------
   Contract*                                                                28
------------------------------------------------------------------------------
   Contract Anniversary                                                      5
------------------------------------------------------------------------------
   Contract Owner ("You")                                                   12
------------------------------------------------------------------------------
   Contract Value                                                            5
------------------------------------------------------------------------------
   Contract Year                                                             5
------------------------------------------------------------------------------
   Death Benefit Anniversary                                                25
------------------------------------------------------------------------------
   Dollar Cost Averaging Option                                             16
------------------------------------------------------------------------------
   Dollar Cost Averaging Program                                            19
------------------------------------------------------------------------------
   Due Proof of Death                                                       25
------------------------------------------------------------------------------
   Enhanced Death Benefit Option                                             4
------------------------------------------------------------------------------

                                                                         PAGE
------------------------------------------------------------------------------

   Fixed Account Options                                                    16
------------------------------------------------------------------------------
   Funds                                                                    27
------------------------------------------------------------------------------
   Guarantee Periods                                                        16
------------------------------------------------------------------------------
   Income Plan                                                           6, 23
------------------------------------------------------------------------------
   Investment Alternatives                                                   4
------------------------------------------------------------------------------
   Issue Date                                                                6
------------------------------------------------------------------------------
   Market Value Adjustment                                                  17
------------------------------------------------------------------------------
   Payout Phase                                                              6
------------------------------------------------------------------------------
   Payout Start Date                                                        23
------------------------------------------------------------------------------
   Preferred Withdrawal Amount                                              21
------------------------------------------------------------------------------
   Qualified Contracts                                                  12, 31
------------------------------------------------------------------------------
   Right to Cancel                                                          13
------------------------------------------------------------------------------
   SEC                                                                       1
------------------------------------------------------------------------------
   Settlement Value                                                         25
------------------------------------------------------------------------------
   Systematic Withdrawal Program                                            22
------------------------------------------------------------------------------
   Treasury Rate                                                            18
------------------------------------------------------------------------------
   Valuation Date                                                           13
------------------------------------------------------------------------------
   Variable Account                                                         27
------------------------------------------------------------------------------
   Variable Sub-Account                                                     15
------------------------------------------------------------------------------

* The AIM Lifetime Plus-SM- II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                           You can purchase a Contract with an initial purchase payment of $5,000 ($2,000 for "QUALIFIED CONTRACTS," which are
                                            Contracts issued with QUALIFIED PLANS). You can add to your
                                            Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a
                                            minimum account size of $1,000.
--------------------------------------------------------------------------------------------------------

RIGHT TO CANCEL                             You may cancel your Contract within 10 days after receipt
                                            ("CANCELLATION PERIOD"). Upon cancellation, as permitted by federal or state law, we will return your purchase payments adjusted to reflect the investment experience of any amounts allocated to the Variable Account. The adjustment will
                                            reflect the deduction of mortality and expense risk charges and administrative expense charges.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    You will bear the following expenses:
                                            -  Total Variable Account annual fees equal to 1.10% of
                                               average daily net Assets (1.30% if you select the
                                               ENHANCED DEATH BENEFIT OPTION)
                                            -  Annual contract maintenance charge of $35 (with certain exceptions)
                                            -  Withdrawal charges ranging from 0% to 7% of payment
                                               withdrawn (with certain exceptions)
                                            -  Transfer fee of $10 after 12th transfer in any CONTRACT
                                               YEAR (fee currently waived)
                                            -  State premium tax (New York currently does not impose
                                               one).
                                            In addition, each Fund pays expenses that you will bear
                                            indirectly if you invest in a Variable Sub-Account.
--------------------------------------------------------------------------------------------------------

INVESTMENT ALTERNATIVES                     The Contract offers 21 investment alternatives including:
                                            -  3 Fixed Account Options (which credit interest at rates we guarantee), and
                                            -  18 Variable Sub-Accounts investing in Funds offering
                                               professional money management by A I M Advisors, Inc.
                                            To find out current rates being paid on the Fixed Account
                                            Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer these special services:
                                            -  AUTOMATIC FUND REBALANCING PROGRAM
                                            -  AUTOMATIC ADDITIONS PROGRAM
                                            -  DOLLAR COST AVERAGING PROGRAM
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM

                            4      PROSPECTUS

--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             You can choose fixed income payments, variable income
                                            payments, or a combination of the two. You can receive your income payments in one of the following ways:
                                            -  life income with guaranteed payments
                                            -  a joint and survivor life income with guaranteed payments
                                            -  guaranteed payments for a specified period (5 to 30
                                               years)
--------------------------------------------------------------------------------------------------------

DEATH BENEFITS                              If you or the Annuitant (if the Contract is owned by a
                                            non-natural person) die before the PAYOUT START DATE, we
                                            will pay the death benefit described in the Contract. We
                                            also offer an Enhanced Death Benefit Option.
--------------------------------------------------------------------------------------------------------

TRANSFERS                                   Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions.
                                            We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "CONTRACT YEAR," which we measure from the date we issue your contract or a Contract anniversary
                                            ("CONTRACT ANNIVERSARY").
--------------------------------------------------------------------------------------------------------

WITHDRAWALS                                 You may withdraw some or all of your Contract Value at
                                            anytime during the Accumulation Phase. Full or partial
                                            withdrawals are available under limited circumstances on or after the Payout Start Date.
                                            In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase.) Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

                            5      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 21 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 23. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

         ISSUE           ACCUMULATION PHASE          PAYOUT         PAYOUT
          DATE                                       START          PHASE
                                                      DATE
  ------------------------------------------------------------------------------------------------------------
  You buy               You save for          You elect to receive  You can receive       Or you can
  a Contract            retirement            income                income payments       receive income
                                              payments or receive   for a set period      payments for life
                                              a lump sum payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. SEE "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

                            6      PROSPECTUS

EXPENSE TABLE
-------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn  0   1   2   3   4   5   6   7+
---------------------------------------------------------------------------------------------------------------
Applicable Charge                                                                7%  6%  5%  4%  3%  2%  1%  0%
---------------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                          $35.00**
---------------------------------------------------------------------------------------------------------------
Transfer Fee                                                                               $10.00***
---------------------------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

 **We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract
   Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

WITH ENHANCED DEATH BENEFIT OPTION
Mortality and Expense Risk Charge                              1.20%*
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expense                          1.30%
----------------------------------------------------------------------

WITHOUT ENHANCED DEATH BENEFIT OPTION
Mortality and Expense Risk Charge                              1.00%*
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expense                          1.10%
----------------------------------------------------------------------

*If you select the Enhanced Death Benefit Option, the mortality and expense risk charge is 1.20%.

                            7      PROSPECTUS

FUND ANNUAL EXPENSES (after Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets) (1)

                                                                                                       Total Annual
                                                                   Management          Other               Fund
Portfolio                                                             Fees            Expenses           Expenses
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund                                      0.80%             0.41%              1.21%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                               0.75%             0.37%              1.12%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund (2)                                        0.73%             0.57%              1.30%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund                                              0.75%             0.51%              1.26%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                                   0.61%             0.24%              0.85%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                                    0.75%             0.41%              1.16%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund (3)                                        0.61%             0.21%              0.82%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (4,5)                          0.85%             0.59%              1.44%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                                     0.60%             0.33%              0.93%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                       0.65%             0.42%              1.07%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                                  0.50%             0.58%              1.08%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                                 0.62%             0.26%              0.88%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund                                             0.63%             0.66%              1.29%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund (3)                               0.73%             0.32%              1.05%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund (2,3)                              0.73%             0.57%              1.30%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                           0.40%             0.24%              0.64%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund (4,6)                                   1.00%             0.49%              1.49%
-------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund (3)                                     0.60%             0.25%              0.85%
-------------------------------------------------------------------------------------------------------------------

(1) Except as otherwise noted, figures shown in the Table are for the year ended December 31, 2001 and are expressed as a percentage of Fund average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) Figures shown in the table are for the current year and are expressed as a percentage of Fund average daily net assets..

(3) Effective May 1, 2002 the following Funds changed names from AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund, AIM V.I. Mid Cap Equity Fund and AIM V.I. Value Fund to AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund, AIM V.I. Mid Cap Core Equity Fund and AIM V.I. Premier Equity Fund, respectively.

(4) Before fee waivers and restated to reflect current fees. The Fund's advisor has contractually agreed to waive advisory fees or reimburse expenses to the extent necessary to limit Total Annual Fund Expenses (excluding Rule 12b-1 Pan fees, if any, interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to 1.30%.

(5) After fee waivers and expense reimbursements, Management Fees, Other Expenses and Total Annual Fund Expenses for the AIM V.I. Dent Demographic Trends Fund were 0.71%, 0.59% and 1.30%, respectively.

(6) After fee waivers and expense reimbursements, Management Fees, Other Expenses and Total Annual Fund Expenses for the AIM V.I. New Technology Fund were 0.81%, 0.49% and 1.30%, respectively.

                            8      PROSPECTUS

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- invested $1,000 in a Variable Sub-Account,

- earned a 5% annual return on your investment,

- surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

- elected the Enhanced Death Benefit Option.

THE EXAMPLE DOES NOT INCLUDE ANY TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THIS EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Portfolio                                                     1 Year            3 Years            5 Years            10 Years
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                            $77               $115               $155                $293
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                         $77               $112               $150                $284
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund                                      $78               $118               $160                $302
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund (2,3)                                  $78               $116               $158                $298
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                             $74               $104               $137                $257
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund (2)                          $77               $113               $153                $288
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund                                      $73               $103               $135                $253
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (2,4)                    $80               $122               $167                $316
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                               $75               $106               $141                $265
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                 $76               $111               $148                $279
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                            $76               $111               $148                $280
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                           $74               $105               $138                $260
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund (2)                                   $78               $117               $159                $301
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund                             $76               $110               $147                $277
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund                              $78               $118               $160                $302
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                     $72                $97               $126                $234
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                   $80               $123               $169                $321
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                                   $74               $104               $137                $257
------------------------------------------------------------------------------------------------------------------------------

                            9      PROSPECTUS

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan for a specified period), at the end of each period.

Sub-Account                                                   1 Year            3 Years            5 Years            10 Years
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund (2)                            $26                $81               $138                $293
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                                         $26                $78               $134                $284
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund                                      $27                $84               $143                $302
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund (2,3)                                  $27                $83               $141                $298
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                             $23                $70               $120                $257
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund (2)                          $26                $80               $136                $288
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund                                      $22                $69               $118                $253
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (2,4)                    $29                $88               $150                $316
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                               $24                $73               $124                $265
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                                 $25                $77               $131                $279
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                            $25                $77               $132                $280
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                           $23                $71               $121                $260
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund (2)                                   $27                $84               $142                $301
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund                             $25                $76               $130                $277
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund                              $27                $84               $143                $302
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                                     $21                $64               $109                $234
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. New Technology Fund                                   $29                $90               $153                $321
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                                   $23                $70               $120                $257
------------------------------------------------------------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT OPTION, WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.20%. IF THAT OPTION WAS NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $49,199. THE ABOVE EXAMPLES ASSUME "TOTAL ANNUAL FUND EXPENSES" LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                           10      PROSPECTUS

FINANCIAL INFORMATION
-------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

                           11      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The AIM Lifetime Plus-SM- II Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or Annuitant dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-natural person for purposes of this section and the Death Benefit section. The maximum age of the oldest Contract owner cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued within a qualified plan. See "QUALIFIED CONTRACTS" on page 31.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner, if living, otherwise

- the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner, subject to the Death of Owner provision, if the sole surviving Contract owner dies before the Payout Start Date (See section titled "Death Benefits" for details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

                           12      PROSPECTUS

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
No Owner has the right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 North Milwaukee Avenue, Vernon Hills, Illinois, 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing it to us. If you exercise this

                           13      PROSPECTUS

"RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under
Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
-------------------------------------------------------------------

On the issue date, the Contract Value is equal to the initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Fund in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Option described on page 25.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                           14      PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
-------------------------------------------------------------------

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

FUND:                                     EACH FUND SEEKS:*
AIM V.I. Aggressive Growth Fund**         Long-term growth of capital
AIM V.I. Balanced Fund                    As high a total return as possible,
                                          consistent with preservation of capital
AIM V.I. Basic Value Fund                 Long-term growth of capital
AIM V.I. Blue Chip Fund                   Long-term growth of capital with a
                                          secondary objective of current income
AIM V.I. Capital Appreciation Fund        Growth of capital
AIM V.I. Capital Development Fund         Long-term growth of capital
AIM V.I. Core Equity Fund                 Growth of capital with a secondary
                                          objective of current income
AIM V.I. Dent Demographic Trends Fund     Long-term growth of capital
AIM V.I. Diversified Income Fund          High level of current income
AIM V.I. Global Utilities Fund            High total return
AIM V.I. Government Securities Fund       High level of current income consistent
                                          with reasonable concern for safety of
                                          principal
AIM V.I. Growth Fund                      Growth of capital
AIM V.I. High Yield Fund                  High level of current income
AIM V.I. International Growth Fund        Long-term growth of capital
AIM V.I. Mid Cap Core Equity Fund         Long-term growth of capital
AIM V.I. Money Market Fund                As high a level of current income as is
                                          consistent with the preservation of
                                          capital and liquidity
AIM V.I. New Technology Fund              Long-term growth of capital
AIM V.I. Premier Equity Fund              Long-term growth of capital with income
                                          as a secondary objective

 *A Fund's investment objectives may be changed by the Fund's Board of Trustees without shareholder approval.

**Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach $200 million. During closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

                           15      PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
-------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options, including 2 DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS ("DOLLAR COST AVERAGING OPTION"), and the option to invest in one or more GUARANTEE PERIODS. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTION. You may establish a Dollar Cost Averaging Program, as described on page 18, by allocating purchase payments to the Dollar Cost Averaging Option either for 6 months (the "6 Month Dollar Cost Averaging Option") or for 12 months (the "12 Month Dollar Cost Averaging Option"). Your purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for the period you select at the current rate in effect at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.

We will credit interest daily at a rate that will compound over the 6 or 12 month period to the annual interest rate we guaranteed at the time of allocation. You must transfer all of your money out of the 6 or 12 Month Dollar Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transfered to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable Sub-Account.

You may not transfer funds from other investment alternatives to the Dollar Cost Averaging Option.

Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

We may declare different interest rates for different amounts allocated to the Dollar Cost Averaging Option depending on when they were allocated. For current interest rate information, please contact your Financial Advisor or our Customer Service unit at 1-800-692-4682.

GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rates we credit for the Dollar Cost Averaging Option will never be less than 3% annually.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                           16      PROSPECTUS

The following example illustrates how a purchase payment allocated to a Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%

                              END OF CONTRACT YEAR

                                                    YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                  ----------   ----------   ----------   ----------   ----------
Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                         1.045
                                                  ----------
                                                  $10,450.00
Contract Value at end of Contract Year........                 $10,450.00
  X (1 + Annual Interest Rate                                       1.045
                                                               ----------
                                                               $10,920.25
Contract Value at end of Contract Year........                              $10,920.25
  X (1 + Annual Interest Rate)                                                   1.045
                                                                            ----------
                                                                            $11,411.66
Contract Value at end of Contract Year........                                           $11,411.66
  X (1 + Annual Interest Rate)                                                                1.045
                                                                                         ----------
                                                                                         $11,925.19
Contract Value at end of Contract Year........                                                        $11,925.19
  X (1 + Annual Interest Rate)                                                                             1.045
                                                                                                      ----------
                                                                                                      $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 -
$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

    1) Take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

    2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

    3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

    4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken or applied during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A positive

                           17      PROSPECTUS

Market Value Adjustment also may apply upon payment of a death benefit from amounts currently invested in a Guarantee Period (unless paid or applied during the 30 day period after such Guarantee Period expires). We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page 21, or

- to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
-------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

                           18      PROSPECTUS

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, the Dollar Cost Averaging Option, or interest credited from the 3, 5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts into the Dollar Cost Averaging Option.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50%

                           19      PROSPECTUS
    of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do NOT count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all money is allocated to the Fixed Account Options, as of the Contract Anniversary.

After the Payout Start Date, we will waive this charge if:

- as of the Payout Start Date, the Contract Value is $50,000 or more, or

- all income payments are fixed amount income payments.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will NOT charge a transfer fee

                           20      PROSPECTUS
on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing Program.

EXCESSIVE TRADING LIMITS
For Contracts issued on or after July 17, 2000, we reserve the right to limit transfers in any Contract year, or to refuse any transfer request for a Contract Owner or certain Contract Owners, if:

- we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract Owners; or

- we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how
the charge declines appears on page   . During each Contract Year, you can
withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

- withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

                           21      PROSPECTUS

OTHER EXPENSES
Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and
expenses, see page   above. We may receive compensation from A I M Advisors,
Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 23.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may request that you return your Contract to us. We also will deduct a Contract Maintenance Carge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

                           22      PROSPECTUS

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we may treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract value whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contact and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes.

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan. Three Income Plans are available under the Contract. Each is available to provide:

- fixed income payments;

- variable income payments; or

- a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof

                           23      PROSPECTUS
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that the Annuitant or joint Annuitant is alive before we make each payment.
Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

- terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the frequency of your payments so that each payment will be at least
  $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2) deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

                           24      PROSPECTUS

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner. A request for payment of the death benefit must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

- a certified copy of a death certificate,

- a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

- any other proof acceptable to us.

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or

4. the greatest of the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

A "Death Benefit Anniversary" is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

    (a) is the withdrawal amount;

    (b) is the Contract Value immediately prior to the withdrawal; and

    (c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.

Please see Appendix B to this prospectus, which contains examples of the application of the withdrawal adjustment.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 4:00 p.m. Eastern Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

ENHANCED DEATH BENEFIT OPTION. If the oldest Contract owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Option, is an optional benefit that you may select. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit, described below. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase

                           25      PROSPECTUS
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payment. On each Contract Anniversary, we will recalculate your Enhanced Death
Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit. We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate ANNIVERSARY VALUES for each Contract Anniversary prior to the oldest Contract owner's or the oldest Annuitant's, if the Contract owner is not a natural person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. Any applicable positive aggregate Market Value Adjustment, determined as of the date of the withdrawal, will apply. We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death, whichever is earlier.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the death benefit either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

- the life of the Contract owner; or

- a period not to exceed the life expectancy of the Contract owner; or

- the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the sole new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. However, the surviving spouse may not continue the Contract under the Enhanced Death Benefit Option. Thus, if the Enhanced Death Benefit Option had been selected and the surviving spouse elects to continue the Contract in the Accumulation Phase, then the annualized mortality and expense risk charge of 1.20% will be reduced to 1.00%. The effective date of this change will be the date we determine the value of the Death Benefit. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. Any applicable positive aggregate Market Value Adjustment, determined as of the date of the withdrawal, will apply. On the day the Contract is continued, the Contract Value will be the death benefit at the end of the Valuation Date after we receive due proof of death. Prior to the Payout Start Date, the death benefit of the continued Contract will be the greater of:

    (a) the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the death benefit provision, or

    (b) the Contract Value on the date we determine the death benefit.

                           26      PROSPECTUS

MORE INFORMATION
-------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("ALLSTATE LIFE"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's assigns an AA+ (Very Strong) and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

                           27      PROSPECTUS

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in underlying Funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT
DISTRIBUTION. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

- issuance of the Contracts;

- maintenance of Contract owner records;

- Contract owner services;

- calculation of unit values;

- maintenance of the Variable Account; and

- preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Bricker & Eckler LLP, Columbus, OH, has advised Allstate New York on certain federal securities law

                           28      PROSPECTUS
matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
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THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although Allstate New York does not have

                           29      PROSPECTUS
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control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract

                           30      PROSPECTUS
owned by a non-natural person will be treated as the death of the Contract
Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts

                           31      PROSPECTUS
may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

- Roth IRAs under Section 408A of the Code;

- Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under
  Section 408(p) of the Code;

- Tax Sheltered Annuities under Section 403(b) of the Code;

- Corporate and Self Employed Pension and Profit Sharing Plans under Sections 401 and 403; and

- State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the Contract Owner attains age 59 1/2,

- made to a beneficiary after the Contract Owner's death,

- attributable to the Contract Owner being disabled, or

- made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a

                           32      PROSPECTUS

Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

                           33      PROSPECTUS

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

- attains age 59 1/2,

- separates from service,

- dies,

- becomes disabled, or

- incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK

                           34      PROSPECTUS

No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, 300 N. Milwaukee Ave., Vernon Hills, Illinois 60061 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION
-------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS
-------------------------------------------------------------------

The financial statements of Allstate New York as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate New York and from the STatement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
                           35      PROSPECTUS

APPENDIX A
-------------------------------------------------------------------

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
                        EACH VARIABLE SUB-ACCOUNT SINCE
                         CONTRACTS WERE FIRST OFFERED*
                   WITHOUT THE ENHANCED DEATH BENEFIT OPTION

                                                              FOR THE PERIOD BEGINING
                                                               JANUARY 1 AND ENDING
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $13.988       $14.15
  Accumulation Unit Value, End of Period....................      $14.15       $8.049
  Number of Units Outstanding, End of Period................      53,890      238,485
AIM V.I. BALANCED SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $13.162       $12.43
  Accumulation Unit Value, End of Period....................      $12.43       $8.541
  Number of Units Outstanding, End of Period................      24,499      329,610
AIM V.I. BASIC VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      --          $10.000
  Accumulation Unit Value, End of Period....................      --          $11.210
  Number of Units Outstanding, End of Period................      --           38,643
AIM V.I. BLUE CHIP SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $10.000        $8.82
  Accumulation Unit Value, End of Period....................       $8.82       $6.784
  Number of Units Outstanding, End of Period................      11,309      507,018
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $21.350       $18.75
  Accumulation Unit Value, End of Period....................      $18.75       $7.233
  Number of Units Outstanding, End of Period................     456,761      284,137
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $11.655       $12.55
  Accumulation Unit Value, End of Period....................      $12.55      $10.536
  Number of Units Outstanding, End of Period................      18,297       67,296
AIM V.I. CORE EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $24.138       $20.33
  Accumulation Unit Value, End of Period....................      $20.33       $6.944
  Number of Units Outstanding, End of Period................     674,689      426,488
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $10.000        $7.89
  Accumulation Unit Value, End of Period....................       $7.89       $5.332
  Number of Units Outstanding, End of Period................      32,307      191,409
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $12.002       $11.55
  Accumulation Unit Value, End of Period....................      $11.55      $10.095
  Number of Units Outstanding, End of Period................     204,561       76,653
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $20.432       $19.68
  Accumulation Unit Value, End of Period....................      $19.68       $7.218
  Number of Units Outstanding, End of Period................      71,921      108,420

                                                              FOR THE PERIOD BEGINING
                                                               JANUARY 1 AND ENDING
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $11.189       $12.15
  Accumulation Unit Value, End of Period....................      $12.15      $11.357
  Number of Units Outstanding, End of Period................      99,531      187,943
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $25.263       $19.80
  Accumulation Unit Value, End of Period....................      $19.80       $5.446
  Number of Units Outstanding, End of Period................     403,785      302,438
AIM V.I. HIGH YIELD SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      $9.957        $7.95
  Accumulation Unit Value, End of Period....................       $7.95       $7.547
  Number of Units Outstanding, End of Period................         834       35,116
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $21.914       $15.90
  Accumulation Unit Value, End of Period....................      $15.90       $6.136
  Number of Units Outstanding, End of Period................     245,480      141,910
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............      --          $10.000
  Accumulation Unit Value, End of Period....................      --          $11.367
  Number of Units Outstanding, End of Period................      --            3,984
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $11.479       $11.98
  Accumulation Unit Value, End of Period....................      $11.98      $10.751
  Number of Units Outstanding, End of Period................      95,879      186,834
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $10.000       $20.18
  Accumulation Unit Value, End of Period....................      $20.18      $10.522
  Number of Units Outstanding, End of Period................      11,448       79,878
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     $22.589       $19.00
  Accumulation Unit Value, End of Period....................      $19.00       $7.602
  Number of Units Outstanding, End of Period................   1,000,356      623,432

* The Contracts were first offered on January 17, 2000. All Variable Sub-Accounts were first offered under the Contracts on January 17, 2000, except the Basic Value and Mid Cap Core Equity Sub-Accounts, which commenced operations on October 1, 2001. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.00% and an administrative charge of 0.10%.

                       ACCUMULATION UNIT VALUE AND NUMBER
                     OF ACCUMULATION UNITS OUTSTANDING FOR
                        EACH VARIABLE SUB-ACCOUNT SINCE
                         CONTRACTS WERE FIRST OFFERED*
                     WITH THE ENHANCED DEATH BENEFIT OPTION

                                                              FOR THE PERIOD BEGINING
                                                               JANUARY 1 AND ENDING
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                2000         2001
                                                              ---------   -----------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000       $10.985
  Accumulation Unit Value, End of Period....................   $10.985        $8.016
  Number of Units Outstanding, End of Period................   102,502       198,010
AIM V.I. BALANCED SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $9.729
  Accumulation Unit Value, End of Period....................    $9.729        $8.506
  Number of Units Outstanding, End of Period................    75,164       345,629
AIM V.I. BASIC VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     --          $10.000
  Accumulation Unit Value, End of Period....................     --          $11.204
  Number of Units Outstanding, End of Period................     --           17,531
AIM V.I. BLUE CHIP SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $8.837
  Accumulation Unit Value, End of Period....................    $8.837        $6.757
  Number of Units Outstanding, End of Period................   177,304       474,975
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $9.513
  Accumulation Unit Value, End of Period....................    $9.513        $7.203
  Number of Units Outstanding, End of Period................   131,409       235,836
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000       $11.566
  Accumulation Unit Value, End of Period....................   $11.566       $10.493
  Number of Units Outstanding, End of Period................     7,338        19,877
AIM V.I. CORE EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $9.080
  Accumulation Unit Value, End of Period....................    $9.080        $6.915
  Number of Units Outstanding, End of Period................   136,401       356,510
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $7.902
  Accumulation Unit Value, End of Period....................    $7.902        $5.310
  Number of Units Outstanding, End of Period................    78,274       164,204
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $9.833
  Accumulation Unit Value, End of Period....................    $9.833       $10.054
  Number of Units Outstanding, End of Period................     6,486        40,016
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000       $10.100
  Accumulation Unit Value, End of Period....................   $10.100        $7.188
  Number of Units Outstanding, End of Period................    14,485        62,862

                                                              FOR THE PERIOD BEGINING
                                                               JANUARY 1 AND ENDING
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                2000         2001
                                                              ---------   -----------
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000       $10.770
  Accumulation Unit Value, End of Period....................   $10.770       $11.311
  Number of Units Outstanding, End of Period................    15,884        96,743
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $8.312
  Accumulation Unit Value, End of Period....................    $8.312        $5.424
  Number of Units Outstanding, End of Period................   122,705       241,384
AIM V.I. HIGH YIELD SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $8.015
  Accumulation Unit Value, End of Period....................    $8.015        $7.516
  Number of Units Outstanding, End of Period................    15,188        36,553
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $8.096
  Accumulation Unit Value, End of Period....................    $8.096        $6.110
  Number of Units Outstanding, End of Period................   108,706        96,654
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............     --          $10.000
  Accumulation Unit Value, End of Period....................     --          $11.361
  Number of Units Outstanding, End of Period................     --            3,675
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000       $10.468
  Accumulation Unit Value, End of Period....................   $10.468       $10.707
  Number of Units Outstanding, End of Period................    15,332       121,447
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000       $20.212
  Accumulation Unit Value, End of Period....................   $20.212       $10.479
  Number of Units Outstanding, End of Period................    33,509        65,467
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..............   $10.000        $8.772
  Accumulation Unit Value, End of Period....................    $8.772        $7.570
  Number of Units Outstanding, End of Period................   212,887       470,018

* The Contracts were first offered on January 17, 2000. All Variable Sub-Accounts were first offered under the Contracts on January 17, 2000, except the Basic Value and Mid Cap Core Equity Sub-Accounts, which commenced operations on October 1, 2001. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.20% and an administrative charge of 0.10%.

APPENDIX B
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I   =   the Treasury Rate for a maturity equal to the applicable Guarantee
          Period for the week preceding the establishment of the Guarantee
          Period.
  N   =   the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout
          Start Date, to the end of the Guarantee Period.
  J   =   the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less,
          J will be the 1-year Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

                      EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                    $10,000 (Credit Enhancement of $400 allocated to
                                     Money Market Variable Sub-Account)
(Opiton 1: 4% up front):             10,000 allocated to a Guarantee Period
Guarantee Period:                    5 years
Treasury Rate (at the time the       4.50%
  Guarantee Period was
  established):
Asumed Net Annual Earnings Rate in   4.50%
  Money Market Variable
  Sub-Account:
Full Surrender:                      End of Contract Year 3

       NOTE: These examples assume that premium taxes are not applicable.

                  EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract    $10,000.00 X (1.045)3 = $11,411.66
Year 3:
Step 2. Calculate the Free Withdrawal Amount:          15% X $10,000.00 X (1.045)2 = $1,638.04

Step 3. Calculate the Withdrawal Charge:                           I   =   4.50%
                                                                   J   =   4.20%
                                                                           730 days
                                                                   N   =   -------    =   2
                                                                           365 days
                                            Market Value Adjustment Factor: .9 X (I - J) X N
                                            = .9 X (.045 - .042) X (730/365) = .0054
                                            Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to
                                            Market Value Adjustment
                                            = .0054 X ($11,411.66 - $1,638.04) = $52.78
Step 4. Calculate the Market Value
Adjustment:                                 .05 X ($10,000.00 - $1,638.04 + $52.78) = $420.74
Step 5. Calculate the amount received by a
Contract owner as a result of full
withdrawal at the end of Contract Year 3:   $11,411.66 - $420.74 + $52.78 = $11,043.70

                                        EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                            $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal
Amount:                                     .15 X $10,000.00 X (1.045)2 = $1,638.04

Step 3. Calculate the Withdrawal Charge:                           I   =   4.5%
                                                                   J   =   4.8%
                                                                           730 days
                                                                   N   =   -------    =   2
                                                                           365 days
                                            Market Value Adjustment Factor: .9 x (I - J) x N
                                            = .9 X (.045 - .048) X (730/365) = -.0054

                                            Market Value Adjustment = Market Value Adjustment Factor X Amount Subject to
                                            Market Value Adjustment:
                                            = -.0054 X ($11,411.66 - $1,638.04) = -$52.78

Step 4. Calculate the Market Value
Adjustment:                                 .05 X ($10,000.00 - $1,638.04 - $52.78) = $415.46

Step 5. Calculate the amount received by a
Contract owner as a result of full
withdrawal at the end of Contract Year 3:   $11,411.66 - $415.46 - $52.78 = $10,943.42

ALLSTATE CUSTOM PORTFOLIO VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVENUE
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682                PROSPECTUS DATED MAY 1, 2002
 -------------------------------------------------------------------------------
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") is offering the Allstate Custom Portfolio Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 31 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 3 fixed account options ("FIXED ACCOUNT") and 28 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS:            OPPENHEIMER MAIN STREET GROWTH &
AIM V.I. BALANCED FUND                    INCOME FUND/VA
AIM V.I. CAPITAL APPRECIATION FUND       OPPENHEIMER STRATEGIC BOND FUND/VA
AIM V.I. GOVERNMENT SECURITIES FUND      THE DREYFUS SOCIALLY RESPONSIBLE
AIM V.I. GROWTH FUND                      GROWTH FUND, INC.:
AIM V.I. HIGH YIELD FUND                 THE DREYFUS SOCIALLY RESPONSIBLE
AIM V.I. INTERNATIONAL GROWTH FUND*       GROWTH FUND, INC.
AIM V.I. PREMIER EQUITY FUND**           DREYFUS STOCK INDEX FUND:
FIDELITY VARIABLE INSURANCE PRODUCTS:    DREYFUS STOCK INDEX FUND
FIDELITY VIP CONTRAFUND(R) PORTFOLIO     DREYFUS VARIABLE INVESTMENT FUND:
FIDELITY VIP EQUITY-INCOME PORTFOLIO     DREYFUS VIF APPRECIATION PORTFOLIO
FIDELITY VIP GROWTH PORTFOLIO            WELLS FARGO VARIABLE TRUST:
FIDELITY VIP GROWTH OPPORTUNITIES        WELLS FARGO VT ASSET ALLOCATION FUND
 PORTFOLIO                               WELLS FARGO VT EQUITY INCOME FUND
FIDELITY VIP OVERSEAS PORTFOLIO          WELLS FARGO VT GROWTH FUND
FRANKLIN TEMPLETON VARIABLE INSURANCE    DELAWARE GROUP PREMIUM FUND, INC.:
 PRODUCTS TRUST:                         DELAWARE VIP SMALL CAP VALUE SERIES***
TEMPLETON GLOBAL ASSET ALLOCATION FUND   DELAWARE VIP TREND SERIES****
 - CLASS 2*****                          HSBC VARIABLE INSURANCE FUNDS:
TEMPLETON FOREIGN SECURITIES FUND -      HSBC VI CASH MANAGEMENT FUND
 CLASS 2******                           HSBC VI FIXED INCOME FUND
OPPENHEIMER VARIABLE ACCOUNT FUNDS:      HSBC VI GROWTH & INCOME FUND
OPPENHEIMER AGGRESSIVE GROWTH FUND/VA


*Effective May 1, 2002, the Portfolio changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in the Portfolio.

**Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in the Portfolio.

***Effective May 1, 2002, the Portfolio changed its name from Delaware Premium Fund Small Cap Value Series to Delaware VIP Small Cap Value Series. We have made a corresponding changes in the name of the Variable Sub-Account that invests in the Portfolio.

****Effective May 1, 2002, the Portfolio changed its name from Delaware Premium Fund Trend Series to Delaware VIP Trend Series. We have made a corresponding changes in the name of the Variable Sub-Account that invests in the Portfolio.

*****Effective May 1, 2002, the Portfolio changed its name from Templeton Asset Strategy Fund to Templeton Global Asset Allocation Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in the Portfolio.

******Effective May 1, 2002, the Portfolio changed its name from Templeton International Securities Fund toTempleton Foreign Securities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in the Portfolio.

WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, dated May 1, 2001, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS,
                    NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

                    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
    IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
     NOTICES        CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Death Benefits
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     ALLSTATE NEW YORK
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Tax Qualified Plans
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES A-1
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT EXAMPLES B-1
--------------------------------------------------------------------------------
APPENDIX C-WITHDRAWAL ADJUSTMENT EXAMPLE C-1
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
ALLSTATE NEW YORK ("We" or "Us")
--------------------------------------------------------------------------------
Anniversary Values
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Program
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner ("You")
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Fixed Account
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Preferred Withdrawal Amount
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
Right to Cancel
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Treasury Rate
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *
   The Allstate Custom Portfolio Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $3,000
                        ($2,000 for a "QUALIFIED CONTRACT" which is a Contract
                        issued with a qualified plan). You can add to your
                        Contract as often and as much as you like, but each
                        payment must be at least $100. You must maintain a
                        minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL         You may cancel your Contract within 10 days after
                        receipt (60 days if you are exchanging another contract
                        for the Contract described in this prospectus)
                        ("CANCELLATION PERIOD"). Upon cancellation we will
                        return your purchase payments adjusted to the extent
                        federal or state law permits to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.25% of
                          average daily net assets

                        .Annual contract maintenance charge of $30 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 7% of payment
                          withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        .
                          State premium tax (New York currently does not impose
                          one).

                        In addition, each Portfolio pays expenses that you will
                        bear indirectly if you invest in a Variable
                        Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 31 investment alternatives
ALTERNATIVES            including:

                        .3 Fixed Account Options (which credits interest at
                          rates we guarantee), and

                        .28 Variable Sub-Accounts investing in Portfolios
                          offering professional money management by:

                          . A I M Advisors, Inc.

                          . Fidelity Management & Research Company

                          . Templeton Investment Counsel, LLC

                          . OppenheimerFunds, Inc.

                          . The Dreyfus Corporation

                          . Wells Fargo Bank, N.A.

                          . Delaware Management Company

                          . HSBC Asset Management (Americas), Inc.

                        To find out current rates being paid on the Fixed
                        Account, or to find out how the Variable Sub-Accounts
                        have performed, please call us at 1-800-692- 4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                        . AUTOMATIC ADDITIONS PROGRAM

                        . DOLLAR COST AVERAGING PROGRAM

                        . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS         You can choose fixed income payments, variable income
                        payments, or a combination of the two. You can receive
                        your income payments in one of the following ways:

                        . life income with guaranteed payments

                        .a joint and survivor life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you die before the PAYOUT START DATE, we will pay
                        the death benefit described in the Contract.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to
                        the Fixed Account must be at least $500.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per
                        transfer after the 12th transfer in each Contract Year,
                        which we measure from the date we issue your Contract
                        or a Contract anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time during the Accumulation Phase. Full or partial
                        withdrawals also are available under limited
                        circumstances on or after the Payout Start Date. In
                        general, you must withdraw at least $50 at a time
                        ($1,000 for withdrawals made during the Payout Phase).
                         Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty.  A withdrawal
                        charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 31 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page __. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can recieve    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5    6     7
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $30.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

  * Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                       1.15%*
-------------------------------------------------------------------------------
Administrative Expense Charge                                           0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                   1.25%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (After contractual Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)(1)

                                                                                         Total Annual
                                                          Management  12b-1    Other         Fund
Portfolio                                                    Fees      Fees   Expenses     Expenses
------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund - Series I                          0.75%      N/A     0.37%        1.12%
------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series I              0.61%      N/A     0.24%        0.85%
------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund - Series I             0.50%      N/A     0.58%        1.08%
------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund  - Series I                           0.62%      N/A     0.26%        0.88%
------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund  - Series I                       0.63%      N/A     0.66%        1.29%
------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund  - Series I (2)         0.73%      N/A     0.32%        1.05%
------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund  - Series II (2)              0.60%      N/A     0.25%        0.85%
------------------------------------------------------------------------------------------------------
Delaware VIP Small Cap Value Series (3,4)                  0.75%      N/A     0.11%        0.86%
------------------------------------------------------------------------------------------------------
Delaware VIP Trend Series (3,4)                            0.74%      N/A     0.16%        0.90%
------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth Fund, Inc.:        0.75%      N/A     0.03%        0.78%
Initial Shares
------------------------------------------------------------------------------------------------------
Dreyfus Stock Index Fund: Initial Shares                   0.25%      N/A     0.01%        0.26%
------------------------------------------------------------------------------------------------------
Dreyfus VIF - Appreciation Portfolio: Initial Shares       0.75%      N/A     0.03%        0.78%
------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio - Initial Class(5)    0.58%      N/A     0.10%        0.68%
------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class (5)   0.48%      N/A     0.10%        0.58%
------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio  - Initial Class (5)         0.58%      N/A     0.10%        0.68%
------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Opportunities Portfolio  - Initial     0.58%      N/A     0.11%        0.69%
Class (5)
------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class (5)        0.73       N/A     0.19%        0.92%
------------------------------------------------------------------------------------------------------
HSBC Variable Cash Management Fund (6,7)                   0.35%      N/A    11.28%        11.63%
------------------------------------------------------------------------------------------------------
HSBC Variable Fixed Income Fund (6,7)                      0.55%      N/A    29.37%        29.92%
------------------------------------------------------------------------------------------------------
HSBC Variable Growth and Income Fund (6,7)                 0.55%      N/A     7.92%        8.47%
------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth Fund/VA                      0.64%      N/A     0.04%        0.68%
------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income Fund/VA            0.68%      N/A     0.05%        0.73%
------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA(8)                      0.74%      N/A     0.05%        0.79%
------------------------------------------------------------------------------------------------------
Templeton Global Asset Allocation Fund - Class 2 (9,10)    0.61%      0.25%   0.20%        1.06%
------------------------------------------------------------------------------------------------------
Templeton Foreign Securities Fund - Class 2 (9,10,11)      0.68%      0.25%   0.22%        1.15%
------------------------------------------------------------------------------------------------------
Wells Fargo VT Asset Allocation Fund (12,13)               0.49%      0.25%   0.26%        1.00%
------------------------------------------------------------------------------------------------------
Wells Fargo VT Equity Income Fund (12)                     0.32%      0.25%   0.43%        1.00%
------------------------------------------------------------------------------------------------------
Wells Fargo VT Growth Fund (12)                            0.28%      0.25%   0.47%        1.00%
------------------------------------------------------------------------------------------------------

(1) Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).

(2) Effective May 1, 2002 the AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(3) Effective May 1, 2002 the Delaware Premium Fund Small Cap Value Series and Delaware Premium Fund Trend Series changed their names to the Delaware VIP Small Cap Value Series and Delaware VIP Trend Series, respectively.

(4) For the period May 1, 2001 through April 30, 2002, the advisor waived its management fee and/or reimbursed the Portfolios for expenses to the extent that "Total Portfolio Annual Expenses" would not exceed 0.85%. Without such an arrangement, "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" for 2001 would have been 0.75%, 0.11% and 0.86% for Small Cap Value Series and 0.74%, 0.16% and 0.90% for Trend Series, respectively. Effective May 1, 2002 through April 30, 2003, Delaware Management Company has contractually agreed to waive its management fee and/or reimburse the Portfolios for expenses to the extent that "Total Portfolio Annual Expenses" will not exceed 0.95%.

(5) Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio, 0.67% for Growth Opportunities Portfolio and 0.87% for Overseas Portfolio.

(6) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. HSBC Asset Management (Americas) Inc. (the "Adviser") has voluntarily reduced a portion of its fees and, to the extent necessary, reimbursed the Portfolios for certain expenses. The Adviser may terminate this voluntary waiver at any time at its sole discretion. With these reductions taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                  Total Annual
                                   Management  12b-1    Other         Fund
Portfolio                             Fees      Fees   Expenses     Expenses
-------------------------------------------------------------------------------
HSBC Variable Cash Management        0.35%      N/A     0.58%       0.93%
Fund
-------------------------------------------------------------------------------
HSBC Variable Fixed Income Fund      0.55%      N/A     0.60%       1.15%
-------------------------------------------------------------------------------
HSBC Variable Growth and Income      0.55%      N/A     0.60%       1.15%
Fund
-------------------------------------------------------------------------------


(7) "Other Expenses" include a Variable Contract Owner Servicing Plan fee. The Trust adopted a Variable Contract Owner Servicing Plan (the "Service Plan") under which each Portfolio may pay a fee computed daily and paid monthly, at an annual rate of up to 0.25% of average daily net assets of the Portfolio. A servicing agent may periodically waive all or a portion of its servicing fees. For the year ended December 31, 2001, the Portfolios did not participate in any Service Plans.

(8) Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the Portfolio's trailing 12-month performance at the end of a quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the Portfolio emerges from a "penalty box" position for a calendar quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.

(9) Effective May 1, 2002 the Templeton Asset Strategy Fund - Class 2 and Templeton International Securities Fund - Class 2 changed their names to the Templeton Global Asset Allocation Fund - Class 2 and Templeton Foreign Securities Fund - Class 2, respectively.

(10) The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.

(11) The manager agreed in advance to make an estimated reduction of 0.01% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.16%.

(12) The Advisor has contractually undertaken to waive it fee and to reimburse the Portfolios for certain expenses. Without such an arrangement "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" would have been 0.55%, 0.25%, 0.26% and 1.06% for Asset Allocation Fund, 0.55%, 0.25%, 0.43% and 1.23% for Equity Income and 0.55%, 0.25%, 0.47% and 1.27% for Growth Fund, respectively.

(13) "Total Portfolio Annual Expenses" are based on estimates for 2002.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment, and

.. surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT OR RECEIVE INCOME PAYMENTS. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Account                                                          1 Year  3 Years  5 Years   10 Years
------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced                                                             $76      $111    $148       $279
------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                                 $73      $102    $134       $251
------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities                                                $76      $109    $146       $275
------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth                                                               $73      $103    $136       $254
------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield                                                           $78      $116    $157       $296
------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth                                                 $75      $109    $144       $272
------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                                       $73      $102    $134       $251
------------------------------------------------------------------------------------------------------------------
Delaware VIP Small Cap Value                                                  $73      $103    $135       $252
------------------------------------------------------------------------------------------------------------------
Delaware VIP Trend Series                                                     $73      $104    $137       $256
------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth                                       $72      $100    $130       $244
------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index                                                           $67       $84    $103       $187
------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Appreciation                                                    $72      $100    $130       $244
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                                                    $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income                                                    $70       $94    $120       $222
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                                           $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Opportunities                                             $72       $97    $126       $234
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas                                                         $74      $105    $138       $258
------------------------------------------------------------------------------------------------------------------
HSBC Variable Cash Management                                                $184      $400    $580       $929
------------------------------------------------------------------------------------------------------------------
HSBC Variable Fixed Income                                                   $371      $759    $958      $1,136
------------------------------------------------------------------------------------------------------------------
HSBC Variable Growth and Income                                              $151      $320    $471       $805
------------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth                                                 $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income                                       $72       $99    $128       $238
------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond                                                    $73      $101    $131       $245
------------------------------------------------------------------------------------------------------------------
Templeton Foreign Securities                                                  $76      $112    $150       $282
------------------------------------------------------------------------------------------------------------------
Templeton Global Asset Allocation                                             $75      $109    $145       $273
------------------------------------------------------------------------------------------------------------------
Wells Fargo VT Asset Allocation                                               $75      $107    $142       $267
------------------------------------------------------------------------------------------------------------------
Wells Fargo VT Equity Income                                                  $75      $107    $142       $267
------------------------------------------------------------------------------------------------------------------
Wells Fargo VT Growth                                                         $75      $107    $142       $267
------------------------------------------------------------------------------------------------------------------


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                                                          1 Year    3Year   5 years    10 Years
---------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced                                                            $25         $77     $131       $279
---------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                                $22         $68     $117       $251
---------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities                                               $25         $75     $129       $275
---------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth                                                              $22         $69     $119       254
---------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield                                                          $27         $82     $140       $296
---------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth                                                $24         $75     $127       $272
---------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                                      $22         $68     $117       $251
---------------------------------------------------------------------------------------------------------------------
Delaware VIP Small Cap Value                                                 $22         $69     $118       $252
---------------------------------------------------------------------------------------------------------------------
Delaware VIP Trend                                                           $23         $70     $120       $256
---------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth                                      $21         $66     $113       $244
---------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index                                                          $16         $50      $86       $187
---------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Appreciation                                                   $21         $66     $113       $244
---------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                                                   $20         $63     $108       $233
---------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income                                                   $19         $60     $103       $222
---------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                                          $20         $63     $108       $233
---------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Opportunities                                            $21         $63     $109       $234
---------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas                                                        $23         $71     $121       $258
---------------------------------------------------------------------------------------------------------------------
HSBC Variable Cash Management                                               $133         $366    $563       $929
---------------------------------------------------------------------------------------------------------------------
HSBC Variable Fixed Income                                                  $320         $725    $941      $1,136
---------------------------------------------------------------------------------------------------------------------
HSBC Variable Growth and Income                                             $100         $286    $454       $805
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth                                                $20         $63     $108       $233
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income                                      $21         $65     $111       $238
---------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond                                                   $22         $67     $114       $245
---------------------------------------------------------------------------------------------------------------------
Templeton Foreign Securities                                                 $25         $78     $133       $282
---------------------------------------------------------------------------------------------------------------------
Templeton  Global Asset Allocation                                           $24         $75     $128       $273
---------------------------------------------------------------------------------------------------------------------
Wells Fargo VT Asset Allocation                                              $24         $73     $125       $267
---------------------------------------------------------------------------------------------------------------------
Wells Fargo VT Equity Income                                                 $24         $73     $125       $267
---------------------------------------------------------------------------------------------------------------------
Wells Fargo VT Growth Fund                                                   $24         $73     $125       $267
---------------------------------------------------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGES ___ ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESS OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESS OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $44,683.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values for each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of ALLSTATE NEW YORK also appear in the Statement of Additional Information.




THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Allstate Custom Portfolio Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans.
 Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Contracts" on page 30.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

.. the youngest Contract Owner, if living, otherwise

.. the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death Benefits" on pages __-__. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract Owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

Y ou may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 ($500 for an allocation to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 N. Milwaukee Ave, Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 28 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS           INVESTMENT ADVISER:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS:
-------------------------------------------------------------------------------
AIM V.I. Balanced       Achieve as high a total
Fund*                   return as possible,
                        consistent with preservation
                        of capital
-------------------------------------------------------
AIM V.I. Capital        Growth of capital
Appreciation Fund*
-------------------------------------------------------
AIM V.I. Government     A high level of current        AIM ADVISORS, INC.
Securities Fund*        income consistent with
                        reasonable concern for safety
                        of principal
-------------------------------------------------------
AIM V.I. Growth Fund*   Growth of capital
-------------------------------------------------------
AIM V.I. High Yield     A high level of current
Fund*                   income
-------------------------------------------------------
AIM V.I. International  Long-term growth of capital    ------------------------
Growth Fund*
-------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital.
Equity Fund*             Income is a secondary
                        objective
-------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND:
-------------------------------------------------------------------------------
Fidelity VIP            Long-term capital
Contrafund(R)           appreciation
Portfolio
-------------------------------------------------------
Fidelity VIP            Reasonable income
Equity-Income                                          FIDELITY MANAGEMENT &
Portfolio                                              RESEARCH COMPANY
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
Portfolio
-------------------------------------------------------
Fidelity VIP Growth     Capital growth
Opportunities
Portfolio                                              ------------------------
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital
Portfolio
-------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS FUND:
-------------------------------------------------------------------------------
Templeton Global Asset  High total return              TEMPLETON INVESTMENT
Allocation -- Class 2                                  COUNSEL, LLC
-------------------------------------------------------
Templeton Foreign       Long-term capital growth Fund
Securities--Class 2                                    ------------------------
-------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
-------------------------------------------------------------------------------
Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA
-------------------------------------------------------
Oppenheimer Main        High total return, which       OPPENHEIMER FUNDS, INC.
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                        current income, from equity
                        and debt securities
-------------------------------------------------------
Oppenheimer Strategic   High level of current income   ------------------------
Bond Fund/VA
-------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF):
-------------------------------------------------------------------------------
The Dreyfus Socially    Capital growth and,
Responsible Growth      secondarily, current income
Fund, Inc.
-------------------------------------------------------
Dreyfus Stock Index     To match the total returns of  THE DREYFUS CORPORATION
Fund                    the Standard & Poor's(C) 500
                        Composite Stock Index
-------------------------------------------------------
Dreyfus VIF             Long-term capital growth
Appreciation Portfolio  consistent with the
                        preservation of capital;
                        current income is a secondary  ------------------------
                        goal
-------------------------------------------------------
WELLS FARGO VARIABLE TRUST:
-------------------------------------------------------------------------------
Wells Fargo VT Asset    Long-term total return,
Allocation Fund         consistent with reasonable
                        risk
-------------------------------------------------------WELLS FARGO BANK, N.A.
Wells Fargo VT Equity   Long-term capital
Income Fund             appreciation and
                        above-average dividend income
-------------------------------------------------------
Wells Fargo VT Growth   Long-term capital              ------------------------
Fund                    appreciation
-------------------------------------------------------
DELAWARE GROUP PREMIUM FUND, INC.:
-------------------------------------------------------------------------------
Delaware VIP Small Cap  Capital appreciation           DELAWARE MANAGEMENT
Value Series                                           COMPANY
-------------------------------------------------------
Delaware VIP Trend      Long-term capital
Series                  appreciation                   ------------------------
-------------------------------------------------------
HSBC VARIABLE INSURANCE FUNDS:
-------------------------------------------------------------------------------
HSBC Variable Cash      As high a level of current
Management Fund         income as is consistent with
                        preservation of Management
                        capital and liquidity          HSBC ASSET MANAGEMENT
-------------------------------------------------------(AMERICAS), INC.
HSBC Variable Fixed     High current income
Income Fund             consistent with appreciation
                        of capital
-------------------------------------------------------
HSBC Variable Growth &  Long-term growth of capital    ------------------------
Income Fund             and current income
-------------------------------------------------------

* The Portfolio's investment objectives may be changed by the Portfolio's Board of Trustees without shareholder approval.



AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THEN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WTH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options.

We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option.

You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the HSBC Variable Cash Management Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the HSBC Variable Cash Management Variable Sub-Account in equal monthly installments. Transferring Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page __.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option.

You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the HSBC Variable Cash Management Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the HSBC Variable Cash
 Management Variable Sub-Account in equal monthly installments. Transferring Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost Averaging Fixed Account will be allocated to the HSBC Variable Cost Management Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.


GUARANTEE PERIODS
Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or ALLSTATE NEW YORK at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment.........                                               $10,000
Guarantee Period.........                                              5  years
Annual Interest Rate.....                                                 4.50%




                                END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3       YEAR 4        YEAR 5
                        ----------  ----------  -----------  -----------  -------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)         X    1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest                           X    1.045
                                    ----------
                                    $10,920.25
Contract Value at end                            $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                       1.045
                                                -----------
                                                 $11,411.66
Contract Value at end                                         $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                    1.045
                                                             -----------
                                                              $11,925.19
Contract Value at end                                                       $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                                  1.045
                                                                          ------------
                                                                            $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject ot an additional 10% federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawal of earnings are taxed as ordinary income, and, if taken prior to age 591/2, may be subject to an additional tax penalty

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL AMOUNT, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program.

We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Preferred Withdrawal Amount as described on page ___, or

.. to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


EXCESSIVE TRADING LIMITS
We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract Year, or to refuse any Variable Sub-Account transfer request, if:

.. we believe, in our sole discretion, that excessive trading by such Contract
  Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolio or would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.


DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and automatic Portfolio Rebalancing programs at the same time.




EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

.. all of your money is allocated to the Fixed Account on a Contract Anniversary.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page ___. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

.. multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

.. the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of these charges and expenses, see pages ____. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page ___.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.
 Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------




PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan.
 The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one annuitant or Income Plan 2 with guaranteed payments for 10 years if you have designated a joint Annuitant. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENT FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any Market
  Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, if any, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract Owner dies or,

2. the Annuitant dies, if the Contract Owner is not a natural person.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies).


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary.
A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit.

An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

   (i) the date we determine the death benefit, or

   (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount,

  (b) = the Contract Value immediately prior to the withdrawal, and

  (c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

.. a certified copy of a death certificate; or

.. a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
A death benefit will be paid:

1. if the new Contract Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract Owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract Owner eligible to receive the death benefit is not a natural person, the Contract Owner may elect to receive the distribution upon death in one or more distributions. However, the entire value of the Contract must be distributed within five years after the date of death.

If the Contract Owner is a natural person, the Contract Owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

.. the life of the Contract Owner; or

.. a period not to exceed the life expectancy of the Contract Owner; or

.. the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract Owner is the sole new Contract Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.
 Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. ALLSTATE

NEW YORK is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, ALLSTATE NEW YORK was known as "PM Life Insurance Company." Since 1984 the company has been known as "ALLSTATE LIFE INSURANCE COMPANY OF

NEW YORK."

ALLSTATE NEW YORK is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life") , a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to ALLSTATE NEW YORK due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to ALLSTATE NEW YORK, sharing the same ratings of its parent Allstate Life. These ratings do not reflect the performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
ALLSTATE NEW YORK established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or ALLSTATE NEW

YORK.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of ALLSTATE NEW YORK.

The Variable Account consists of multiple Variable Sub-Accounts, 28 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction


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

confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


TAX QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
JordenBurt LLP, Washington, D.C., has advised ALLSTATE

NEW YORK on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and ALLSTATE NEW

YORK's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY OF NEW YORK
ALLSTATE NEW YORK is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from ALLSTATE NEW YORK, and its operations form a part of ALLSTATE NEW YORK, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, ALLSTATE NEW YORK believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, ALLSTATE NEW YORK does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore ALLSTATE NEW YORK does not intend to make provisions for any such taxes. If ALLSTATE NEW YORK is taxed on investment income or capital gains of the Variable Account, then ALLSTATE NEW

YORK may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the  Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. ALLSTATE NEW YORK is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although ALLSTATE NEW YORK does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. ALLSTATE NEW

YORK does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
 It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by ALLSTATE NEW YORK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


 QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

 ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
 The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.
 If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where ALLSTATE NEW YORK is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE NEW YORK's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).


PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements of Allstate New York as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate New York and from the STatement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*
--------------------------------------------------------------------------------


For the period beginning January 1 and ending December 31,   2000       2001
AIM V.I. BALANCED SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.154
 Accumulation Unit Value, End of Period                     $10.154  $ 8.881
 Number of Units Outstanding, End of Period                 26,413   122,945
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.242
 Accumulation Unit Value, End of Period                     $ 9.242  $ 7.001
 Number of Units Outstanding, End of Period                 10,595    65,809
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.807
 Accumulation Unit Value, End of Period                     $10.807  $11.356
 Number of Units Outstanding, End of Period                 12.496    51,574
AIM V.I. GROWTH SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 8.338
 Accumulation Unit Value, End of Period                     $ 8.338  $ 5.443
 Number of Units Outstanding, End of Period                 14,487    66,340
AIM V.I. HIGH YIELD SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 8.362
 Accumulation Unit Value, End of Period                     $ 8.362  $ 7.845
 Number of Units Outstanding, End of Period                  7,031    27,476
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 8.989
 Accumulation Unit Value, End of Period                     $ 8.989  $ 6.787
 Number of Units Outstanding, End of Period                  6,197    51,835
AIM V.I. PREMIER EQUITY SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 8.980
 Accumulation Unit Value, End of Period                     $ 8.980  $ 7.754
 Number of Units Outstanding, End of Period                 29,890   132,390
FIDELITY VIP CONTRAFUND(R) SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.950
 Accumulation Unit Value, End of Period                     $ 9.950  $ 8.621
 Number of Units Outstanding, End of Period                 16,726    54,431
FIDELITY VIP EQUITY INCOME SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.810
 Accumulation Unit Value, End of Period                     $10.810  $10.145
 Number of Units Outstanding, End of Period                  1,655    98,345
 FIDELITY VIP HIGH GROWTH SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.389
 Accumulation Unit Value, End of Period                     $ 9.389  $ 7.634
 Number of Units Outstanding, End of Period                 12,984   111,676
FIDELITY VIP GROWTH OPPORTUNITIES SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.350
 Accumulation Unit Value, End of Period                     $ 9.350  $ 7.901
 Number of Units Outstanding, End of Period                  4,746    23,416
FIDELITY VIP OVERSEAS SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.314
 Accumulation Unit Value, End of Period                     $ 9.314  $ 7.251
 Number of Units Outstanding, End of Period                  4,880    29,515
TEMPLETON ASSET STRATEGY- CLASS 2 SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.443
 Accumulation Unit Value, End of Period                     $10.443  $ 9.286
 Number of Units Outstanding, End of Period                   632     13,934
TEMPLETON INTERNATIONAL SECURITIES- CLASS 2 SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.522
 Accumulation Unit Value, End of Period                     $10.522  $ 8.728
 Number of Units Outstanding, End of Period                  7,881    44,999
OPPENHEIMER AGGRESSIVE GROWTH/VA SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.162
 Accumulation Unit Value, End of Period                     $ 9.162  $ 6.218
 Number of Units Outstanding, End of Period                 10,578   137,154
OPPENHEIMER MAIN STREET GROWTH & INCOME/VA SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.274
 Accumulation Unit Value, End of Period                     $ 9.274  $ 8.227
 Number of Units Outstanding, End of Period                 35,354   173,074
OPPENHEIMER STRATEGIC BOND/VA SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.320
 Accumulation Unit Value, End of Period                     $10.320  $10.685
 Number of Units Outstanding, End of Period                  8,730    96,313
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH, INC. SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.249
 Accumulation Unit Value, End of Period                     $ 9.249  $ 7.071
 Number of Units Outstanding, End of Period                 11.070    32,951
DREYFUS STOCK INDEX SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.409
 Accumulation Unit Value, End of Period                     $ 9.409  $ 8.159
 Number of Units Outstanding, End of Period                 28,181   185,335
DREYFUS VIF APPRECIATION SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.931
 Accumulation Unit Value, End of Period                     $ 9.931  $ 8.894
 Number of Units Outstanding, End of Period                  1,285    27,925
WELLS FARGO VT ASSET ALLOCATION SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.012
 Accumulation Unit Value, End of Period                     $10.012  $ 9.198
 Number of Units Outstanding, End of Period                   667     13,021
WELLS FARGO VT EQUITY INCOME SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.429
 Accumulation Unit Value, End of Period                     $10.429  $ 9.741
 Number of Units Outstanding, End of Period                   264     8,467
WELLS FARGO VT GROWTH SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.048
 Accumulation Unit Value, End of Period                     $ 9.048  $ 7.218
 Number of Units Outstanding, End of Period                   390     4,893
DELAWARE GP SMALL CAP VALUE SERIES SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $11.593
 Accumulation Unit Value, End of Period                     $11.593  $12.802
 Number of Units Outstanding, End of Period                  7,204    45,515
DELAWARE GP TREND SERIES SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $ 9.265
 Accumulation Unit Value, End of Period                     $ 9.265  $ 7.745
 Number of Units Outstanding, End of Period                  5,514    24,184
HSBC VARIABLE CASH MANAGEMENT SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.188
 Accumulation Unit Value, End of Period                     $10.188  $10.320
 Number of Units Outstanding, End of Period                 15,211   $105,129
HSBC VARIABLE FIXED INCOME SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.210
 Accumulation Unit Value, End of Period                     $10.210  $10.525
 Number of Units Outstanding, End of Period                  2,487    51,238
HSBC VARIABLE GROWTH & INCOME SUB-ACCOUNT

 Accumulation Unit Value, Beginning of Period               $10.000  $10.175
 Accumulation Unit Value, End of Period                     $10.175  $ 8.327
 Number of Units Outstanding, End of Period                 36,688   182,882



* The Contracts were first offered on June 1, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative charge of 0.10%. All of the Variable Sub-accounts were first offered under the Contracts on June 1, 2000.

APPENDIX B MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J   = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established:  4.50%

Full Surrender: End of Contract Year 3

      NOTE: These examples assume that premium taxes are not applicable.

                  EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate      $10,000.00 X (1.045)
Contract Value at End   /3 /
of Contract Year 3:     = $11,411.66


Step 2. Calculate the
Preferred Withdrawal
Amount:                 .15 X 10,000.00 = $1,500.00
Step 3. Calculate the   I = 4.5%
Market Value            J = 4.2%
Adjustment:             N =
                        730 days
                         = 2
                                365 days


                        Market Value Adjustment Factor: .9 x (I - J) x N = .9 x
                        (.045 - .042) x (730/365) = .0054


                        Market Value Adjustment = Market Value Adjustment
                        Factor x Amount Subject to Market Value Adjustment:
                         = .0054 X ($11,411.66 - $1,500.00)  = $53.32






Step 4. Calculate the
Withdrawal Charge:      = .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68
Step 5. Calculate the
amount received by a
Contract Owner as a
result of full          11,411.66 - 427.68 + 53.52 = $11,037.50
withdrawal at the end
of Contract Year 3:

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1.  Calculate      $10,000.00 X (1.045)
Contract Value at End   /3 /
of Contract Year 3:     = $11,411.66


Step 2. Calculate the
Preferred Withdrawal
Amount:                 .15 X 10,000.00 = $1,500.00
Step 3. Calculate the   I = 4.5%
Market Value            J = 4.8%
Adjustment:             N =
                        730 days
                         = 2
                                365 days


                        Market Value Adjustment Factor: .9 x (I - J) x N = .9 x
                        (.045 - .048) x (730/365) = -.0054


                        Market Value Adjustment = Market Value Adjustment
                        Factor x Amount Subject to Market Value Adjustment:
                         = -.0054 X ($11,411.66 - $1,500.00)  = -$53.52






Step 4. Calculate the
Withdrawal Charge:      = .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32
Step 5. Calculate the
amount received by a
Contract owner as a
result of full          11,411.66 - 422.32 - $53.52 = $10,935.82
withdrawal at the end
of Contract Year 3:

APPENDIX C                                                    WITHDRAWAL
ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

Issue Date: January 1, 2002


Initial Purchase Payment: $50,000



             Death Benefit Amount
                               Contract Value     Contract     Death Benefit                          Greatest
  Date    Type of Occurence   Before Occurrence  Transaction    Value After    Anniversary Value  Anniversary Value
                                                    Amount       Occurence
---------------------------------------------------------------------------------------------------------------------
 1/1/01       Issue Date             --            $50,000        $50,000           $50,000            $50,000
---------------------------------------------------------------------------------------------------------------------
 1/1/02       Contract             $55,000            --          $55,000           $50,000            $55,000
             Anniversary
---------------------------------------------------------------------------------------------------------------------
 7/1/02   Partial Withdrawal       $60,000         $15,000        $45,000           $37,500            $41,250
---------------------------------------------------------------------------------------------------------------------


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.



DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
-------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                (w)         $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial              (a)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount                 (d)        $50,000)
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                               [(w)/(a)]x(d)   $12,500
-------------------------------------------------------------------------------
Adjusted Death Benefit                                              $37,500

-------------------------------------------------------------------------------

GREATEST ANNIVERSARY VALUE DEATH BENEFIT
-------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                (w)        $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial              (a)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount                 (d)        $55,000
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                               [(w)/(a)]x(d)   $13,750
-------------------------------------------------------------------------------
Adjusted Death Benefit                                              $41,250

-------------------------------------------------------------------------------



Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

ALLSTATE PROVIDER VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682                PROSPECTUS DATED MAY 1, 2002
 -------------------------------------------------------------------------------
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") is offering the Allstate Provider Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 42 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives including 3 fixed account options ("FIXED ACCOUNT") and 39 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):

AIM VARIABLE INSURANCE FUND:          GOLDMAN SACHS VARIABLE INSURANCE TRUST
AIM V.I. BALANCED FUND                 (VIT):
AIM V.I. CORE EQUITY FUND/1/          GOLDMAN SACHS VIT CAPITAL GROWTH FUND
AIM V.I. DIVERSIFIED INCOME FUND      GOLDMAN SACHS VIT CORE/SM/ SMALL CAP
AIM V.I. GOVERNMENT SECURITIES FUND    EQUITY FUND
AIM V.I. GROWTH FUND                  GOLDMAN SACHS VIT CORE/SM/ U.S. EQUITY
AIM V.I. INTERNATIONAL GROWTH          FUND
 FUND/2/                              GOLDMAN SACHS VIT INTERNATIONAL EQUITY
AIM V.I. PREMIER EQUITY FUND/3/        FUND

THE DREYFUS SOCIALLY RESPONSIBLE      MFS(R) VARIABLE INSURANCE TRUST/SM/:
 GROWTH PRODUCTS TRUST FUND, INC.:    MFS EMERGING GROWTH SERIES
THE DREYFUS SOCIALLY RESPONSIBLE      MFS INVESTORS TRUST SERIES
 GROWTH PRODUCTS TRUST FUND           MFS NEW DISCOVERY SERIES
                                      MFS RESEARCH SERIES
DREYFUS STOCK INDEX FUND:
DREYFUS STOCK INDEX FUND              OPPENHEIMER VARIABLE ACCOUNT FUNDS:
                                      OPPENHEIMER AGGRESSIVE GROWTH FUND/VA
DREYFUS VARIABLE INVESTMENT FUND      OPPENHEIMER CAPITAL APPRECIATION FUND/VA
 (VIF):                               OPPENHEIMER GLOBAL SECURITIES FUND/VA
DREYFUS VIF GROWTH & INCOME           OPPENHEIMER MAIN STREET GROWTH & INCOME
 PORTFOLIO                             FUND/VA
DREYFUS VIF MONEY MARKET PORTFOLIO
                                      THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
FIDELITY VARIABLE INSURANCE PRODUCTS  VAN KAMPEN UIF EQUITY GROWTH
 FUND (VIP) :                         VAN KAMPEN UIF CORE PLUS FIXED INCOME
FIDELITY VIP EQUITY-INCOME PORTFOLIO  VAN KAMPEN UIF GLOBAL EQUITY
FIDELITY VIP GROWTH PORTFOLIO         VAN KAMPEN UIF MID CAP VALUE
FIDELITY VIP HIGH INCOME PORTFOLIO    VAN KAMPEN UIF VALUE
FIDELITY VIP CONTRAFUND(R)

FRANKLIN TEMPLETON VARIABLE
 INSURANCE PRODUCTS TRUST (VIP):
FRANKLIN SMALL CAP FUND
MUTUAL SHARES SECURITIES FUND
TEMPLETON DEVELOPING MARKETS
 SECURITIES FUND
TEMPLETON GROWTH SECURITIES FUND
TEMPLETON INTERNATIONAL SECURITIES
 FUND



/1/ Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

/2/ Effective May 1, 2002, the Portfolio changed its name from AIM V.I. International Equity Fund to AIM V.I.

International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

/3/ Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.



WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS,
                    NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

                    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
    IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
     NOTICES        CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------
  Death Benefits
--------------------------------------------------------------------------------

                                 PAGE
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     ALLSTATE NEW YORK
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Tax Qualified Plans
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
APPENDIX A - MARKET VALUE ADJUSTMENT                                    A-1
-------------------------------------------------------------------------------
APPENDIX B - WITHDRAWAL ADJUSTMENT EXAMPLES                             B-1
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
ALLSTATE NEW YORK ("We" or "Us")
--------------------------------------------------------------------------------
Anniversary Values
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Program
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner ("You")
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Fixed Accounts
--------------------------------------------------------------------------------

                                 PAGE
--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Preferred Withdrawal Amount
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
Right to Cancel
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Treasury Rate
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *
   The Allstate Provider Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $3,000
                        ($2,000 for a "QUALIFIED CONTRACT," which is a Contract
                        issued with a qualified plan). You can add to your
                        Contract as often and as much as you like, but each
                        payment must be at least $100, $500 for allocations to
                        the Fixed Account.  You must maintain a minimum account
                        size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL         You may cancel your Contract within 10 days after
                        receipt (60 days if you are exchanging another contract
                        for the Contract described in this prospectus)
                        ("CANCELLATION PERIOD"). Upon cancellation we will
                        return your purchase payments adjusted to the extent
                        federal or state law permits to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.25% of
                          average daily net assets

                        .Annual contract maintenance charge of $30 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 7% of payment
                          withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        .
                          State premium tax (New York currently does not impose
                          one).

                        In addition, each Portfolio pays expenses that you will
                        bear indirectly if you invest in a Variable
                        Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 42 investment alternatives
ALTERNATIVES            including:

                        .3 Fixed Account Options (which credit interest at
                          rates we guarantee), and

                        .39 Variable Sub-Accounts investing in portfolios
                          ("Portfolios") offering professional money management
                          by:

                        . A I M Advisors, Inc.

                        . The Dreyfus Corporation

                        . Fidelity Management & Research Company

                        . Franklin Advisers, Inc.

                        . Franklin Mutual Advisers, LLC

                        . Goldman Sachs Asset Management

                        . Goldman Sachs Asset Management International

                        . MFS Investment Management/(R)/

                        . Miller Anderson & Sherrerd, LLP

                        . Morgan Stanley Asset Management

                        . Oppenheimer Funds, Inc.

                        . Templeton Global Advisors Limited

                        . Templeton Investment Counsel, LLC

                        . Templeton Asset Management LTD.

                        To find out current rates being paid on the Fixed
                        Account, or to find out how the Variable Sub-Accounts
                        have performed, please call us at 1-800-692-4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                        . AUTOMATIC ADDITIONS PROGRAM

                        . DOLLAR COST AVERAGING PROGRAM

                        . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS         You can choose fixed income payments, variable income
                        payments, or a combination of the two. You can receive
                        your income payments in one of the following ways:

                        . life income with guaranteed payments

                        .a joint and survivor life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you die before the PAYOUT START DATE, we will pay
                        the death benefit described in the Contract.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to
                        the Fixed Account must be at least $500.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per
                        transfer after the 12th transfer in each "CONTRACT
                        YEAR," which we measure from the date we issue your
                        Contract or a Contract anniversary ("CONTRACT
                        ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time during the Accumulation Phase. Full or partial
                        withdrawals also are available under limited
                        circumstances on or after the Payout Start Date.

                        In general, you must withdraw at least $50 at a time
                        ($1,000 for withdrawals made during the Payout Phase).
                         Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty. A withdrawal charge
                        and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Accounts. If you invest in the Fixed Accounts, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page ___. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can recieve    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1     2    3    4    5    6    7+
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%    5%   4%   3%    2%   1%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $30.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

  *
   Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                      1.15%*
-------------------------------------------------------------------------------
Administrative Expense Charge                                          0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                  1.25%
-------------------------------------------------------------------------------


PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)/1/
(After contractual Reductions and Reimbursements)


                                                                    Total
                                Management  12b-1    Other        Portfolio
Portfolio                          Fees      Fees   Expenses   Annual Expenses
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund -         0.75%       N/A     0.37%         1.12%
Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity Fund  -     0.61%       N/A     0.21%         .82%
Series I (2)
-------------------------------------------------------------------------------
AIM V.I. Diversified Income      0.60%       N/A     0.33%         0.93%
Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Government Securities   0.50%       N/A     0.58%         1.08%
Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Growth Fund - Series    0.62%       N/A     0.26%         0.88%
I
-------------------------------------------------------------------------------
AIM V.I. International Growth    0.73%       N/A     0.32%         1.05%
Fund  - Sereis I (2)
-------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund -   0.60%       N/A     0.25%         0.85%
Series I (2)
-------------------------------------------------------------------------------
The Dreyfus Socially
Responsible Growth Fund, Inc.:   0.75%       N/A     0.03%         0.78%
Initial Shares
-------------------------------------------------------------------------------
Dreyfus Stock Index Fund:        0.25%       N/A     0.01%         0.26%
Initial Shares
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income    0.75%       N/A     0.05%         0.80%
Portfolio: Initial Shares
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market       0.50%       N/A     0.08%         0.58%
Portfolio
-------------------------------------------------------------------------------
Fidelity VIP Contrafund          0.58%       N/A     0.10%         0.68%
Portfolio  - Initial Class (3)
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income       0.48%       N/A     0.10%         0.58%
Portfolio - Initial Class (3)
-------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio    0.58%       N/A     0.10%         0.68%
- Initial Class (3)
-------------------------------------------------------------------------------
Fidelity VIP High Income         0.58%       N/A     0.13%         0.71%
Portfolio - Initial Class (3)
-------------------------------------------------------------------------------
Franklin Small Cap Fund-Class    0.45%      0.25%    0.31%         1.01%
2 (4,5)
-------------------------------------------------------------------------------
Mutual Shares Securities Fund    0.60%      0.25%    0.19%         1.04%
- Class 2 (4)
-------------------------------------------------------------------------------
Templeton Developing Markets     1.25%      0.25%    0.32%         1.82%
Securities Fund - Class 2 (4)
-------------------------------------------------------------------------------
Templeton Foreign Securities     0.68%      0.25%    0.22%         1.15%
Fund - Class 2 (4,6,7)
-------------------------------------------------------------------------------
Templeton Growth Securities      0.80%      0.25%    0.05%         1.10%
Fund - Class 2 (4,8)
-------------------------------------------------------------------------------
Goldman Sachs VIT Capital        0.75%       N/A     0.94%         1.69%
Growth Fund (9)
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/       0.75%       N/A     0.47%         1.22%
Small Cap Equity Fund (9)
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/       0.70%       N/A     0.12%         0.82%
U.S. Equity Fund (9)
-------------------------------------------------------------------------------
Goldman Sachs VIT                1.00%       N/A     1.05%         2.05%
International Equity Fund (9)
-------------------------------------------------------------------------------
MFS Emerging Growth Series -     0.75%       N/A     0.12%         0.87%
Initial Class (10)
-------------------------------------------------------------------------------
MFS Investors Trust Series -     0.75%       N/A     0.15%         0.90%
Initial Class (10)
-------------------------------------------------------------------------------
MFS New Discovery Series         0.90%       N/A     0.16%         1.06%
(10,11)
-------------------------------------------------------------------------------
MFS Research Series  - Initial   0.75%       N/A     0.15%         0.90%
Class (10)
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth    0.64%       N/A     0.04%         0.68%
Fund/VA
-------------------------------------------------------------------------------
Oppenheimer Capital              0.64%       N/A     0.04%         0.68%
Appreciation Fund/VA
-------------------------------------------------------------------------------
Oppenheimer Global Securities    0.64%       N/A     0.06%         0.70%
Fund/VA
-------------------------------------------------------------------------------
Oppenheimer Main Street Growth   0.68%       N/A     0.05%         0.73%
& Income Fund/VA
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond       0.74%       N/A     0.05%         0.79%
Fund/VA(12)
-------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed   0.40%       N/A     0.31%         0.71%
Income Portfolio (13,14)
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth     0.55%       N/A     0.36%         0.91%
Portfolio (13,14)
-------------------------------------------------------------------------------
Van Kampen UIF Global Equity     0.80%       N/A     0.48%         1.28%
Portfolio (13,14)
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value     0.75%       N/A     0.35%         1.10%
Portfolio (13,14)
-------------------------------------------------------------------------------
Van Kampen UIF Value Portfolio   0.55%       N/A     0.38%         0.93%
(13,14)
-------------------------------------------------------------------------------

(1) Figures shown in the Table are for the year ended December 31, 2001(except as otherwise noted).

(2) Effective May 1, 2002 the AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.


(3) Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio and 0.70% for High Income Portfolio.


(4) The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.


(5) The manager had agreed in advance to make an estimated reduction of 0.08% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.09%.


(6) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.


(7) The manager had agreed in advance to make an estimated reduction of 0.01% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.16%.


(8) The Portfolio administration fee is paid indirectly through the management fee.

(9) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent "Total Portfolio Annual Expenses" exceed 1.00% for Capital Growth Fund, 1.00% for CORESM Small Cap Equity Fund, 0.90% for CORESM U.S. Equity Fund and 1.35% for International Equity Fund. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:


                                                                    Total
                                Management  12b-1    Other        Portfolio
Portfolio                          Fees      Fees   Expenses   Annual Expenses
-------------------------------------------------------------------------------
Goldman Sachs VIT Capital         0.75%      N/A     0.25%         1.00%
Growth Fund
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/        0.75%      N/A     0.25%         1.00%
Small Cap Equity Fund
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM         0.70%      N/A     0.11%         0.81%
/U.S. Equity Fund
-------------------------------------------------------------------------------
Goldman Sachs VIT                 1.00%      N/A     0.35%         1.35%
International Equity Fund
-------------------------------------------------------------------------------



(10) Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for Investors Trust Series, 1.05% for New Discovery Series and 0.89 for Research Series.


(11) MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 10 above), do not exceed 0.15% of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses" would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.


(12) Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the fund's trailing 12-month performance at the end of the quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the fund emerges from a "penalty box" position for a quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.


(13) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolios' adviser to the extent "Total Portfolio Annual Expenses" exceed the following percentages:
     Van Kampen UIF Core Plus Fixed Income Portfolio 0.70%; Van Kampen UIF Equity Growth Portfolio 0.85%; Van Kampen UIF Global Value Equity Portfolio 1.15%; Van Kampen UIF Mid Cap Value Portfolio 1.05%; Van Kampen UIF Value Portfolio 0.85%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:


                                                                    Total
                                Management  12b-1    Other        Portfolio
Portfolio                          Fees      Fees   Expenses   Annual Expenses
-------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed     0.39%     N/A     0.31%         0.70%
Income Portfolio
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth       0.49%     N/A     0.36%         0.85%
Portfolio
-------------------------------------------------------------------------------
Van Kampen UIF Global Equity       0.67%     N/A     0.48%         1.15%
Portfolio
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value       0.70%     N/A     0.35%         1.05%
Portfolio
-------------------------------------------------------------------------------
Van Kampen UIF Value Portfolio     0.47%     N/A     0.38%         0.85%
-------------------------------------------------------------------------------

(14) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Portfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment, and

.. earned a 5% annual return on your investment, surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT OR RECEIVE INCOME PAYMENTS. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Account                                                          1 Year  3 Years  5 Years   10 Years
------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced                                                             $76      $111    $148       $279
------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity                                                          $73      $101    $133       $248
------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income                                                   $74      $105    $138       $259
------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities                                                $76      $109    $146       $275
------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth                                                               $73      $103    $136       $254
------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth                                                 $75      $109    $144       $272
------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                                       $73      $102    $134       $251
------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth, Inc.                                 $72      $100    $130       $244
------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index                                                           $67       $84    $103       $187
------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income                                                 $73      $101    $131       $246
------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Money Market                                                    $70       $94    $120       $222
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund                                                       $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income                                                    $70       $94    $120       $222
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                                           $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income                                                      $72       $98    $127       $236
------------------------------------------------------------------------------------------------------------------
Franklin Small Cap                                                            $75      $107    $142       $268
------------------------------------------------------------------------------------------------------------------
Mutual Shares Securities                                                      $75      $108    $144       $271
------------------------------------------------------------------------------------------------------------------
Templeton Developing Markets                                                  $75      $108    $144       $271
------------------------------------------------------------------------------------------------------------------
Templeton Foreign Securities                                                  $76      $112    $150       $282
------------------------------------------------------------------------------------------------------------------
Templeton Growthl Securitie                                                   $76      $110    $147       $277
------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth                                              $82      $128    $177       $335
------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap Equity                                   $77      $114    $153       $289
------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity                                        $73      $101    $133       $248
------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT International Equity                                        $85      $139    $195       $369
------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                                                           $73      $103    $135       $253
------------------------------------------------------------------------------------------------------------------
MFS Investors Trust                                                           $74      $104    $137       $256
------------------------------------------------------------------------------------------------------------------
MFS New Discovery                                                             $75      $109    $145       $273
------------------------------------------------------------------------------------------------------------------
MFS Research                                                                  $74      $104    $137       $256
------------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA                                              $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital AppreciationVA                                            $71       $97    $125       $233
------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities/VA                                              $64       $76    $89        $158
------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income/VA                                    $72       $99    $128       $238
------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA                                                 $73      $101    $131       $245
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income                                         $72       $98    $127       $236
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth                                                  $74      $104    $137       $257
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Equity                                                  $74      $105    $138       $259
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value                                                  $78      $110    $156       $277
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Value                                                          $78      $116    $156       $295
------------------------------------------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                                                        1 Year  3 Years  5 Years   10 Years
----------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced                                                           $25       $77     $131      $279
----------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity                                                        $22       $67     $116      $248
----------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income                                                 $23       $71     $121      $259
----------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities                                              $25       $75     $129      $275
----------------------------------------------------------------------------------------------------------------
AIM V.I. Growth                                                             $22       $69     $119      $254
----------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth                                               $24       $75     $127      $272
----------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                                     $22       $68     $117      $251
----------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth, Inc.                               $21       $66     $113      $244
----------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index                                                         $16       $50      $86      $187
----------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income                                               $22       $67     $114      $246
----------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Money Market                                                  $19       $60     $103      $222
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund                                                     $20       $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income                                                  $19       $60     $103      $222
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                                         $20       $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income                                                    $24       $64     $110      $236
----------------------------------------------------------------------------------------------------------------
Franklin Small Cap                                                          $24       $73     $125      $268
----------------------------------------------------------------------------------------------------------------
Mutual Shares Securities                                                    $24       $74     $127      $271
----------------------------------------------------------------------------------------------------------------
Templeton Developing Markets                                                $25       $74     $127      $271
----------------------------------------------------------------------------------------------------------------
Templeton Foreign Securities                                                $25       $78     $133      $282
----------------------------------------------------------------------------------------------------------------
Templeton Growthl Securitie                                                 $25       $76     $130      $277
----------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth                                            $31       $94     $160      $335
----------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap Equity                                 $26       $80     $136      $289
----------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity                                      $22       $67     $116      $248
----------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT International Equity                                      $34      $105     $178      $369
----------------------------------------------------------------------------------------------------------------
MFS Emerging Growth                                                         $22       $69     $118      $253
----------------------------------------------------------------------------------------------------------------
MFS Investors Trust                                                         $23       $70     $120      $256
----------------------------------------------------------------------------------------------------------------
MFS New Discovery                                                           $24       $75     $128      $273
----------------------------------------------------------------------------------------------------------------
MFS Research                                                                $23       $70     $120      $256
----------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA                                            $20       $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Oppenheimer Capital AppreciationVA                                          $20       $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities/VA                                            $13       $42      $72      $158
----------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income/VA                                  $21       $65     $111      $238
----------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA                                               $22       $67     $114      $245
----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income                                       $21       $64     $110      $236
----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth                                                $23       $70     $120      $257
----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Equity                                                $23       $71     $121      $259
----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value                                                $25       $76     $130      $277
----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Value                                                        $27       $82     $139      $295
----------------------------------------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGE 8-9 ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $45,000.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

No Accumulation Unit Values are reported because as of the date of this prospectus, no sales of the Contract had occurred.

To obtain more information on each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of ALLSTATE NEW YORK also appear in the Statement of Additional Information. The Variable Account Financial Statements do not reflect any assets attributed to the Contracts offered by this prospectus because no sales of the Contract have occurred as of the date of this prospectus.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Allstate Provider Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Contracts" on page ___.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

.. the youngest Contract Owner, if living, otherwise

.. the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death Benefits" on pages __- __. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract Owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment.

Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 ($500 for allocations to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 N. Milwaukee Ave., Vernon Hills, IL 60061.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Balanced       Achieve as high a total
Fund*                   return as possible,
                        consistent with preservation
                        of capital.
-------------------------------------------------------
AIM V.I. Core Equity    Growth of capital with a
Fund***                 secondary objective of
                        current income
-------------------------------------------------------AIM ADVISORS, INC.
AIM V.I. Diversified    A high level of current
Income Fund*            income
-------------------------------------------------------
AIM V.I. Government     A high level of current
Securities Fund*        income consistent with a
                        reasonable concern for safety
                        of principal
-------------------------------------------------------
AIM V.I. Growth Fund*   Growth of capital
-------------------------------------------------------
AIM V.I. International  Long-term growth of capital    ------------------------
Growth Fund****
-------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital.
Equity Fund*****        Income is a secondary
                        objective.
-------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE
DREYFUS FUNDS)
-------------------------------------------------------------------------------
The Dreyfus Socially    Capital growth and,
Responsible Growth      secondarily, current income
Fund, Inc.
-------------------------------------------------------
Dreyfus Stock Index     To match the total return
Fund                    Stock Price Index of the
                        Standard & Poor's(C) 500
                        Composite                      THE DREYFUS CORPORATION
-------------------------------------------------------
Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        income current and growth of
                        income, consistent with
                        reasonable investment risk
-------------------------------------------------------
Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                        the preservation of capital    ------------------------
                        and the maintenance of
                        liquidity
-------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------
Fidelity VIP            Reasonable income
Equity-Income
Portfolio
-------------------------------------------------------FIDELITY MANAGEMENT &
Fidelity VIP Growth     Capital appreciation           RESEARCH COMPANY
Portfolio
-------------------------------------------------------
Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth
                        of capital
-------------------------------------------------------------------------------
Fidelity VIP            Portfolio Long-term capital
Contrafund(R)           appreciation
-------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP) -- CLASS 2
-------------------------------------------------------------------------------
Franklin Small Cap      Long-term capital growth       FRANKLIN ADVISERS, INC.
Fund
-------------------------------------------------------------------------------
Mutual Shares           Capital appreciation.          FRANKLIN MUTUAL
Securities Fund         Secondary goal is income.      ADVISORS, LLC.
-------------------------------------------------------------------------------
Templeton Developing    Long-term capital              TEMPLETON ASSET
Markets Securities      Appreciation                   MANAGEMENT LTD.
Fund
-------------------------------------------------------------------------------
Templeton Growth        Long-term capital growth       TEMPLETON GLOBAL
Securities Fund                                        ADVISORS LIMITED
-------------------------------------------------------------------------------
Templeton               Long-term capital growth       TEMPLETON INVESTMENT
International                                          COUNSEL, LLC.
Securities Fund
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)
-------------------------------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital
Capital Growth Fund
-------------------------------------------------------GOLDMAN SACHS ASSET
Goldman Sachs VIT       Long-term growth of capital    MANAGEMENT
Core/SM/Small Cap
Equity Fund
-------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital
Core/SM/U.S. Equity     and dividend income            ------------------------
Fund
-------------------------------------------------------
Goldman Sachs VIT       Long-term capital              GOLDMAN SACHS ASSET
International Equity    appreciation                   MANAGEMENT INTERNATIONAL
Fund
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/SM/
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital
Series
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital    MFS INVESTMENT
Series**                with a secondary objective to  MANAGEMENT(R)
                        seek reasonable current
                        income
-------------------------------------------------------
MFS New Discovery       Capital appreciation
Series
-------------------------------------------------------------------------------
MFS Research Series     Long-term growth of capital
                        and future income
-------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Equity   Long-term capital
Growth******            appreciation
-------------------------------------------------------
Van Kampen UIF Core     Above-average total return     MORGAN STANLEY ASSET
Plus Fixed              over a market cycle of three   MANAGEMENT
Income******            to five years
-------------------------------------------------------
Van Kampen UIF Global   Long-term capital
Equity******            appreciation
-------------------------------------------------------
Van Kampen UIF Mid Cap  Above-average total return     ------------------------
Value******             over a market cycle of three
                        to five years
-------------------------------------------------------
Van Kampen UIF          Above-average total return     MILLER ANDERSON &
Value******             over a market cycle of three   SHERRERD, LLP
                        to five years
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA
-------------------------------------------------------
Oppenheimer Capital     Capital appreciation
Appreciation Fund/VA
-------------------------------------------------------OPPENHEIMER FUNDS, INC.
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation
-------------------------------------------------------
Oppenheimer Main        High total return, which
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                        current income, from equity
                        and debt securities            ------------------------
-------------------------------------------------------
Oppenheimer Strategic   High level of current income
Bond Fund/VA
-------------------------------------------------------

* The Portfolio's investment objectives may be changed by the Portfolio's Board of Trustees without shareholder approval.

** Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

*** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

**** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

******Effective May 1, 2002, the Portfolio changed its name from Morgan Stanley to Van Kampen. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.



AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WTH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH

FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS ARE RESULT OF VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER AS LEVELS THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.




INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS
SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money Market Variable Sub-Account in equal monthly installments. Transfering Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page __.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Twelve Month Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve

Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.


GUARANTEE PERIODS
Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or ALLSTATE NEW YORK at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment ......... .........................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%




                                END OF CONTRACT YEAR
                            YEAR 1         YEAR 2          YEAR 3         YEAR 4           YEAR 5
                        --------------  -------------  --------------  -------------  ----------------
Beginning Contract      $    10,000.00
 Value................
 X (1 + Annual
 Interest Rate)         x        1.045
                        --------------
                        $    10,450.00
Contract Value at end                   $   10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest                               x       1.045
                                        -------------
                                        $   10,920.25
Contract Value at end                                   $   10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                 1.045
                                                       --------------
                                                        $   11,411.66
Contract Value at end                                                  $   11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                        x       1.045
                                                                       -------------
                                                                       $   11,925.19
Contract Value at end                                                                   $   11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                                                 1.045
                                                                                      ---------------
                                                                                        $   12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the Shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL AMOUNT, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Preferred Withdrawal Amount as described on page ___, or

.. to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury

Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


EXCESSIVE TRADING LIMITS
We reserve the right to limit transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request, if:

.. we believe, in our sole discretion, that excessive trading by such Contract
  Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolio or would be to the disadvantage of other Contract owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, or the the Six Month DCA Fixed Account, or the Twelve Month DCA Fixed Account Option, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and Automatic Portfolio Rebalancing programs at the same time.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

.. all of your money is allocated to the Fixed Account on a Contract Anniversary.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page __. During each Contract Year,
                                                --
you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

.. multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

.. the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the

Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 25.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.
 Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you ast least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant or Income Plan 2 with guaranteed payments for 10 years if you have desginated joint Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any Market
  Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.




CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract Owner is not a natural person.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies).


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT


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

ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

   (i) the date we determine the death benefit, or

   (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount,

  (b) = the Contract Value immediately prior to the withdrawal, and

  (c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

.. a certified copy of a death certificate; or

.. a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
A death benefit will be paid:

1. if the new Contract Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract Owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract Owner eligible to receive the death benefit is not a natural person, the Contract Owner may elect to receive the distribution upon death in one or more distributions. However, the entire value of the Contract must be distributed within five years after the date of death.

If the Contract Owner is a natural person, the Contract Owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

.. the life of the Contract Owner; or

.. a period not to exceed the life expectancy of the Contract Owner; or

.. the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract Owner.

If the surviving spouse of the deceased Contract Owner is the sole new Contract Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

MORE INFORMATION
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ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance

Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in A+g rating to Allstate New York due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate New

York, sharing the same ratings of its parents, Allstate Life. These ratings do not reflect the performance of the Variable Account.We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 39 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commission paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 6.25% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each


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

particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


TAX QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.


LEGAL MATTERS

JordenBurt LLP, Washington, D.C., has advised ALLSTATE NEW YORK on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and ALLSTATE NEW YORK's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.


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TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY OF NEW YORK
ALLSTATE NEW YORK is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from ALLSTATE NEW YORK, and its operations form a part of ALLSTATE NEW YORK, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, ALLSTATE NEW YORK believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, ALLSTATE NEW YORK does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore ALLSTATE NEW YORK does not intend to make provisions for any such taxes. If ALLSTATE NEW YORK is taxed on investment income or capital gains of the Variable Account, then ALLSTATE NEW

YORK may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. ALLSTATE NEW YORK is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although ALLSTATE NEW YORK does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you


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

being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. ALLSTATE NEW

YORK does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
 It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by ALLSTATE NEW YORK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


 QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

 ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
 The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.
 If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where ALLSTATE NEW YORK is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE NEW YORK's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).


PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements of Allstate New York as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate New York and from the STatement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J   = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established:  4.50%

Full Surrender: End of Contract Year 3

      NOTE: These examples assume that premium taxes are not applicable.

                  EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate              $10,000.00 X  (1.045)/3/ = $11,411.66
 Contract Value at End
  of Contract Year 3:


Step 2. Calculate the           .15 X 10,000.000 = $1,500.00
Preferred Withdrawal Amount:

Step 3. Calculate the            I = 4.5%
Market Value Adjustment:         J = 4.2%
                                 N = 730 days
                                 ------------  = 2
                                     365 days


                        Market Value Adjustment Factor: .9 X (I - J) X N
                         = .9 X (.045 - .042) X (730/365) = .0054


                        Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:
                        = .0054 X ($11,411.66 - $1,500.00) = $53.32



Step 4. Calculate the   = .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68
Withdrawal Charge:

Step 5. Calculate the
amount received by a
Contract Owner as a
result of full
withdrawal at the end
of Contract Year 3:     11,411.66 - 427.68 + 53.52 = $11,037.50





                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1.  Calculate
Contract Value at End
of Contract Year 3:     10,000.00 X (1.045)/3/ = $11,411.66




Step 2. Calculate the
Preferred Withdrawal
Amount:                 .15 X 10,000.00 = $1,500.00



Step 3. Calculate the   I = 4.5%
Market Value            J = 4.8%
Adjustment:             N = 730 days
                            -------- = 2
                            365 days

                                Market Value Adjustment Factor: .9 X (I-J) X N
                                = .9 X (.045 - .048) X (730/365) = -.0054

                        Market Value Adjustment = Market Value Adjustment Factor
                        X  Amount Subject to Market Value Adjustment:
                        -.0054 X (11,411.66 - 1,500.00) = -$53.52



Step 4. Calculate the
Withdrawal Charge:      .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32



Step 5. Calculate the
amount received by a
Contract Owner as a
result of full
withdrawal at the end
of Contract Year 3:     11,411.66 - 422.32 - 53.52 = $10,935.82





APPENDIX B
WITHDRAWAL ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

Issue Date: January 1, 2002


Initial Purchase Payment: $50,000



             Death Benefit Amount
                                                  Contract     Death Benefit
                               Contract Value    Transaction       Value                              Greatest
  Date    Type of Occurence   Before Occurrence     Amount         After       Anniversary Value  Anniversary Value
                                                                 Occurence
---------------------------------------------------------------------------------------------------------------------
 1/1/01       Issue Date             --            $50,000        $50,000           $50,000            $50,000
---------------------------------------------------------------------------------------------------------------------
 1/1/02       Contract             $55,000            --          $55,000           $50,000            $55,000
             Anniversary
---------------------------------------------------------------------------------------------------------------------
 7/1/02   Partial Withdrawal       $60,000         $15,000        $45,000           $37,500            $41,250
---------------------------------------------------------------------------------------------------------------------


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.



DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
-------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                (w)         $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial              (a)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount                 (d)        $50,000)
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                               [(w)/(a)]x(d)   $12,500
-------------------------------------------------------------------------------
Adjusted Death Benefit                                              $37,500

-------------------------------------------------------------------------------

GREATEST ANNIVERSARY VALUE DEATH BENEFIT
-------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                (w)        $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial              (a)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount                 (d)        $55,000
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                               [(w)/(a)]x(d)   $13,750
-------------------------------------------------------------------------------
Adjusted Death Benefit                                              $41,250

-------------------------------------------------------------------------------



Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

SELECTDIRECTIONS/SM/ VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
P.O. BOX 82656
LINCOLN, NE 68501-2656
TELEPHONE NUMBER: 1-800-632-3492                 PROSPECTUS DATED MAY 1, 2002
 -------------------------------------------------------------------------------
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") is offering the SelectDirections/SM/ Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 27 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives including 3 fixed accounts ("FIXED ACCOUNT") and 24 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS:            MFS BOND SERIES
-----------------------------            MFS HIGH INCOME SERIES
AIM V.I. CAPITAL APPRECIATION FUND       MFS INVESTORS TRUST SERIES
AIM V.I. DIVERSIFIED INCOME FUND         MFS NEW DISCOVERY SERIES
AIM V.I. CORE EQUITY FUND/1/             OPPENHEIMER VARIABLE ACCOUNT FUNDS:
AIM V.I. INTERNATIONAL GROWTH FUND/2/    -----------------------------------
AIM V.I. PREMIER EQUITY FUND/3/          OPPENHEIMER BOND FUND/VA
FIDELITY VARIABLE INSURANCE PRODUCTS     OPPENHEIMER CAPITAL APPRECIATION
------------------------------------      FUND/VA
 FUND (VIP):                             OPPENHEIMER GLOBAL SECURITIES FUND/VA
 -----------                             OPPENHEIMER HIGH INCOME FUND/VA
FIDELITY VIP CONTRAFUND(R) PORTFOLIO     OPPENHEIMER MAIN STREET SMALLCAP
FIDELITY VIP GROWTH PORTFOLIO             GROWTH FUND/VA
FIDELITY VIP HIGH INCOME PORTFOLIO       VAN KAMPEN LIFE INVESTMENT TRUST:
FIDELITY VIP INDEX 500 PORTFOLIO         ---------------------------------
FIDELITY VIP INVESTMENT GRADE BOND       VAN KAMPEN LIT COMSTOCK PORTFOLIO
 PORTFOLIO                               VAN KAMPEN LIT EMERGING GROWTH
FIDELITY VIP OVERSEAS PORTFOLIO           PORTFOLIO
MFS(R) VARIABLE INSURANCE TRUST/SM/:     VAN KAMPEN LIT MONEY MARKET PORTFOLIO
------------------------------------
                                         VAN KAMPEN LIT GOVERNMENT PORTFOLIO


/1/ Effective May 1, 2002, the Portfilio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

/2/ Effective May 1, 2002, the Portfolio changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

/3/ Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.



WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS,
                    NOR HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

                    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
    IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
     NOTICES        CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
  Death Benefits
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     ALLSTATE NEW YORK
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Tax Qualified Plans
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
APPENDIX A - ACCUMULATION UNIT VALUES A-1
--------------------------------------------------------------------------------
APPENDIX B -MARKET VALUE ADJUSTMENT EXAMPLES B-1
--------------------------------------------------------------------------------
APPENDIX C - WITHDRAWAL ADJUSTMENT EXAMPLE C-1
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
ALLSTATE NEW YORK ("We" or "Us")
--------------------------------------------------------------------------------
Anniversary Values
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Program
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner ("You")
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Fixed Account
--------------------------------------------------------------------------------

                                 PAGE
--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Preferred Withdrawal Amount
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
Right to Cancel
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Treasury Rate
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *The SelectDirections/SM/ Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $3,000
                        ($2,000 for a "QUALIFIED CONTRACT" which is a Contract
                        issued with a qualified plan). You can add to your
                        Contract as often and as much as you like, but each
                        payment must be at least $100. You must maintain a
                        minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL         You may cancel your Contract within 10 days after
                        receipt (60 days if you are exchanging another contract
                        for the Contract described in this prospectus)
                        ("CANCELLATION PERIOD"). Upon cancellation we will
                        return your purchase payments adjusted, to the extent
                        federal or state law permits, to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.25% of
                          average daily net assets

                        .Annual contract maintenance charge of $30 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 7% of payment
                          withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        .
                          State premium tax (New York currently does not impose
                          one).

                        In addition, each Portfolio pays expenses that you will
                        bear indirectly if you invest in a Variable
                        Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 27 investment alternatives
ALTERNATIVES            including:

                        .3 Fixed Account Options (which credits interest at
                          rates we guarantee), and

                        .24 Variable Sub-Accounts investing in Portfolios
                          offering professional money management by:

                          . A I M Advisors, Inc.

                          . Fidelity Management & Research Company

                          . MFS Investment Management/(R)/

                          . OppenheimerFunds, Inc.

                          . Van Kampen Asset Management Inc.

                        To find out current rates being paid on the Fixed
                        Account, or to find out how the Variable Sub-Accounts
                        have performed, please call us at 1-800-366-1411.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                        . AUTOMATIC ADDITIONS PROGRAM

                        . DOLLAR COST AVERAGING PROGRAM

                        . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS         You can choose fixed income payments, variable income
                        payments, or a combination of the two. You can receive
                        your income payments in one of the following ways:

                        . life income with guaranteed payments

                        .joint and survivor life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you die before the PAYOUT START DATE, we will pay
                        the death benefit described in the Contract.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to
                        the Fixed Account must be at least $500.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per
                        transfer after the 12th transfer in each "Contract
                        Year," which we measure from the date we issue your
                        Contract or a Contract anniversary ("CONTRACT
                        ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        anytime during the Accumulation Phase. Full or partial
                        withdrawals also are available under limited
                        circumstances on or after the Payout Start Date. In
                        general, you must withdraw at least $50 at a time
                        ($1,000 for withdrawals made during the Payout Phase).
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty.  A withdrawal
                        charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 27 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page __. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can recieve    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving ContractOowner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-366-1411 if you have any question about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0     1     2   3    4     5    6   7+
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%         %              %    %    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $30.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

  * Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                      1.15%*
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                   1.25%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS)(1)
(After contractual reductions and reimbursments)

                                                                         Total
                                                                       Portfolio
                                                Management   Other      Annual
Portfolio                                          Fees     Expenses   Expenses
---------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series I     0.61%      0.24%      0.85%
---------------------------------------------------------------------------------
AIM V.I. Core Equity Fund  - Series I (2)         0.61%      0.21%      0.82%
---------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund - Series I       0.60%      0.33%      0.93%
---------------------------------------------------------------------------------
AIM V.I. International Growth Fund  - Series I    0.73%      0.31%      1.05%
(2)
---------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund   - Series I (2)     0.60%      0.25%      0.85%
---------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio  - Initial      0.58%      0.10%      0.68%
Class (3)
---------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio  - Initial Class    0.58%      0.10%      0.68%
(3)
---------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio  - Initial     0.58%      0.13%      0.71%
Class (3)
---------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio  - Initial       0.24%      0.11%      0.35%
Class (4)
---------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio      0.43%      0.11%      0.54%
 - Initial Class
---------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio  - Initial        0.73%      0.19%      0.92%
Class (3)
---------------------------------------------------------------------------------
MFS Bond Series  - Initial Class (5,6)            0.60%      0.15%      0.75%
---------------------------------------------------------------------------------
MFS High Income Series  - Initial Class (5,6)     0.75%      0.16%      0.87%
---------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class (5)    0.75%      0.15%      0.90%
---------------------------------------------------------------------------------
MFS New Discovery Series  - Initial Class         0.90%      0.16%      1.06%
(5,6)
---------------------------------------------------------------------------------
Oppenheimer Bond Fund/VA                          0.72%      0.05%      0.77%
---------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA          0.64%      0.04%      0.68%
---------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA             0.64%      0.06%      0.70%
---------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA                   0.74%      0.05%      0.79%
---------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Growth          0.75%      0.30%      1.05%
Fund/VA
---------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio, Class I        0.60%      0.21%      0.81%
Shares
---------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth Portfolio,         0.70%      0.06%      0.76%
Class I Shares
---------------------------------------------------------------------------------
Van Kampen LIT Government Portfolio, Class I      0.50%      0.21%      0.71%
Shares (7)
---------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio, Class I    0.50%      0.34%      0.84%
Shares (7)
---------------------------------------------------------------------------------


(1) Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).


(2) Effective May 1, 2002 the following Portfolios changed their names from AIM V.I. Growth and Income Fund - Series I, AIM V.I. International Equity Fund
     - Series I and AIM V.I. Value Fund - Series I to AIM V.I. Core Equity Fund
     - Series I, AIM V.I. International Growth Fund - Series I and AIM V.I. Premier Equity Fund - Series I, respectively.

(3) Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.65% for Growth Portfolio, 0.70% for High Income Portfolio and 0.87% for Overseas Portfolio.

(4) The Portfolio's manager has voluntarily agreed to reimburse expenses to the extent that "Total Portfolio Annual Expenses" (excluding interest, taxes, certain securities lending costs, brokerage commissions and extraordinary expenses) exceed 0.28%. This arrangement can be discontinued by the Portfolio's manager at any time. Including this reimbursement, the "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" in 2001 were 0.24%, 0.04% and 0.28%, respectively.

(5) Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account,

     "Total Portfolio Annual Expenses" would have been lower and would equal 0.75% for Bond Series, 0.90% for High Income Series, 0.89% for Investors Trust Series and 1.05% for New Discovery Series.



(6) MFS has contractually agreed, subject to reimbursement, to bear expenses for these Portfolios such that "Other Expenses" (after taking into account the expense offset arrangement described in note 5 above), do not exceed 0.15% of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses" would have been 1.00% for Bond Series, 1.01% for High Income Series and 1.09% for New Discovery Series. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.


(7) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. The Portfolios' manager has voluntarily agreed to reimburse expenses to the extent "Total Portfolio Annual Expenses" exceed 0.60%. This arrangement can be discontinued by the Portfolios' manager at any time. Including this reimbursement, "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were 0.39%, 0.21% and 0.60% for Government Portfolio and 0.26%, 0.34% and 0.60% for Money Market Portfolio, respectively.


EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment, and

.. surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT OR RECEIVE INCOME PAYMENTS. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Account                                                          1 Year  3 Years  5 Years   10 Years
------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                                 $73      $102     $134      $251
------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity                                                          $73      $101     $133      $248
------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income                                                   $74      $105     $138      $259
------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth                                                 $75      $109     $144      $272
------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                                       $73      $102     $134      $251
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund                                                       $71       $97     $125      $233
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                                           $71       $97     $125      $233
------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income                                                      $72       $98     $127      $236
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500                                                        $68       $87     $108      $197
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond                                            $70       $93     $118      $218
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas                                                         $74      $105     $138      $258
------------------------------------------------------------------------------------------------------------------
MFS Bond                                                                      $72       $99     $129      $241
------------------------------------------------------------------------------------------------------------------
MFS High Income                                                               $73      $101     $131      $245
------------------------------------------------------------------------------------------------------------------
MFS Investors Trust                                                           $75      $109     $144      $272
------------------------------------------------------------------------------------------------------------------
MFS New Discovery                                                             $73      $103     $135      $253
------------------------------------------------------------------------------------------------------------------
Oppenheimer Bond                                                              $74      $104     $137      $257
------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation                                              $72       $98     $126      $235
------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities                                                 $75      $109     $145      $273
------------------------------------------------------------------------------------------------------------------
Oppenheimer High Income                                                       $72      $100     $130      $243
------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap                                             $71       $97     $125      $233
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                                                       $73      $101     $132      $247
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth                                                $72      $100     $129      $241
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Government                                                     $72       $98     $127      $236
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market                                                   $73      $102     $134      $250
------------------------------------------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                                                        1 Year  3 Years  5 Years   10 Years
----------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                                                $22      $68     $117      $251
----------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity                                                         $22      $67     $116      $248
----------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income                                                  $23      $71     $121      $259
----------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth                                                $24      $75     $127      $272
----------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                                      $22      $68     $117      $251
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund                                                      $20      $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                                          $20      $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income                                                     $21      $64     $110      $236
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500                                                       $17      $53      $91      $197
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond                                           $19      $59     $101      $218
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas                                                        $23      $71     $121      $258
----------------------------------------------------------------------------------------------------------------
MFS Bond                                                                     $21      $65     $112      $241
----------------------------------------------------------------------------------------------------------------
MFS High Income                                                              $22      $67     $114      $245
----------------------------------------------------------------------------------------------------------------
MFS Investors Trust                                                          $24      $75     $127      $272
----------------------------------------------------------------------------------------------------------------
MFS New Discovery                                                            $22      $69     $118      $253
----------------------------------------------------------------------------------------------------------------
Oppenheimer Bond                                                             $23      $70     $120      $257
----------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation                                             $21      $64     $109      $235
----------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities                                                $24      $75     $128      $273
----------------------------------------------------------------------------------------------------------------
Oppenheimer High Income                                                      $21      $66     $113      $243
----------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap                                            $21      $63     $108      $233
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                                                      $22      $67     $115      $247
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth                                               $21      $66     $112      $241
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Government                                                    $21      $64     $110      $236
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market                                                  $22      $68     $117      $250
----------------------------------------------------------------------------------------------------------------



PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGES ___ ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $45,000.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of ALLSTATE NEW YORK also appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The SelectDirections/SM/ Variable Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cuase adverse tax consequences and may not be allowed under qualified plans.
 Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Contracts" on page __.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

.. the youngest Contract Owner, if living, otherwise

.. the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death Benefits" on page __-__. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named

Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract Owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

Y ou may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of Retirement plans and the terms of such plans may themselves contain restrictions on Assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 ($500 for allocation to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your Personal Financial Representative for detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Lincoln, Nebraska (mailing address: P.O. Box 82656, Lincoln, NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed

Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 24 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS:          INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital.
Appreciation Fund*
-------------------------------------------------------
AIM V.I. Core Equity    Growth of capital with a
Fund****                secondary objective of
                        current income.                AIM ADVISORS, INC.
-------------------------------------------------------
AIM V.I. Diversified    High level of current income.
Income Fund*
-------------------------------------------------------
AIM V.I. International  Long-term growth of capital.
Growth Fund*****
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital.
Equity Fund******       Income is a secondary
                        objective.
-------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------
Fidelity VIP            Long-term capital
Contrafund(R)           appreciation.
Portfolio
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation.
Portfolio
-------------------------------------------------------
Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth  FIDELITY MANAGEMENT &
                        of capital.                    RESEARCH COMPANY
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
Portfolio               correspond to the total
                        return of common stocks
                        publicly traded in the United
                        States, as represented by the
                        S&P 500.
-------------------------------------------------------
Fidelity VIP            High level of current income.
Investment Grade Bond                                  ------------------------
Portfolio
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital.
Portfolio
-------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/SM/
-------------------------------------------------------------------------------
MFS Bond Series         As high a level of current
                        income as is believed to be
                        consistent with prudent risk.
                        Its secondary objective is to
                        protect shareholders'
                        capital.
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital
Series**                with a secondary objective to  MFS INVESTMENT
                        seek reasonable current        MANAGEMENT
                        income.
-------------------------------------------------------
MFS High Income Series  High current income by
                        investing primarily in a
                        professionally managed
                        diversified portfolio of
                        fixed income securities, some
                        of which may involve equity
                        features.
-------------------------------------------------------------------------------
MFS New Discovery       Capital appreciation.
Series
-------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Bond        High level of current income.
Fund/VA                 As a secondary objective, the
                        Portfolio seeks capital
                        appreciation when consistent
                        with its primary objective.
-------------------------------------------------------
Oppenheimer Capital     Capital appreciation.          OPPENHEIMER FUNDS, INC.
Appreciation Fund/VA
-------------------------------------------------------
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation.
-------------------------------------------------------
Oppenheimer High        High level of current income.
Income Fund/VA
-------------------------------------------------------------------------------
Oppenheimer Main        Capital appreciation.
Street Small Cap
Growth Fund/VA***
-------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT          Capital growth and income
Comstock Portfolio      through investments in equity
                        securities, including common
                        stocks, preferred stocks and
                        securities convertible into
                        common and preferred stocks.
-------------------------------------------------------
Van Kampen LIT          Capital appreciation.
Emerging Growth                                        VAN KAMPEN ASSET
Portfolio                                              MANAGEMENT INC.
-------------------------------------------------------
Van Kampen LIT          High current return consistent
Portfolio               with preservation of capital.
-------------------------------------------------------
Van Kampen LIT Money    Protection of capital and
Market Portfolio        high current income through    ------------------------
                        investments in money market
                        instruments.
-------------------------------------------------------

  *The Portfolio's investment objectives may be changed by the Portfolio's
    Board of Trustees without shareholder approval.

  **
    Effective May 1, 2000, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

 ***  Effective May 1, 2001, the Portfolio changed its name from Oppenheimer
    Small Cap Growth Fund/VA to Oppenheimer Main Street Small Cap Fund/VA.

 **** Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core

    Equity Fund.

 ***** Effective May 1, 2002, the Portfolio changed its name from AIM V.I.
    International Equity Fund to AIM V.I. International Growth Fund.

 ****** Effective May 1, 2002, the Portfolio changed its name from AIM V.I.
    Value Fund to AIM V.I. Premier Equity Fund.



AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WTH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.




INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
--------------------------------------------------------------------------------

Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments to the Fixed Account Options.

 We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to the Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six Month DCA Fixed Account Option. You must transfer all of your money out of the Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve Month DCA Fixed Account Option. You must transfer all of your money out of the Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Sub-Account in equal monthly installments. Transferring Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

At the end of the transfer period, any nominal amounts remaining in the Six Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost Averaging Fixed Acount will be allocated to the Van Kampen LIT Money Market Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account Otion. For current rate information, please contact your representative or our customer support unit at 1-800-366-1411.


GUARANTEE PERIODS
Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your Personal Financial Representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Personal Financial Representative or Allstate New York at 1-800-632-3492. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment.........                                               $10,000
Guarantee Period.........                                               5 years
Annual Interest Rate.....                                                 4.50%




                                END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest                                1.045
                                    ----------
                                    $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the Shortest Guarantee Period then being offered; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-366-1411.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Preferred Withdrawal Amount as described on page __, or

.. to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-366-1411, if you first send us a completed authorization form. The cut off-time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


EXCESSIVE TRADING LIMITS
We reserve the right to limit transfers among the variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request, if:

.. we believe, in our sole discretion, that excessive trading by such Contract
  Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolio or would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.





DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Capital Appreciation Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Capital Appreciation Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Capital Appreciation Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and the Automatic Portfolio Rebalancing programs at the same time.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

.. all of your money is allocated to the Fixed Account on a Contract Anniversary.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page __. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

.. multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

.. the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages ____. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw
the entire amount invested in such Guarantee Period.   If your request for a
partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.
 Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan.
 The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant, or Income Plan 2 with guaranteed payments for 10 years if you have designated joint Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a Premium Tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any Market
  Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract Owner dies or,

2. the Annuitant dies, if the Contract Owner is not a natural person.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies).


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the Death Benefit Anniversary immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i) the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount,

  (b) = the Contract Value immediately prior to the withdrawal, and

  (c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

.. a certified copy of a death certificate; or

.. a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
A death benefit will be paid:

1. if the new Contract Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract Owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

We reserve the right to waive the 180 day limit on a non-discriminatory basis. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract Owner eligible to receive the death benefit is not a natural person, the Contract Owner may elect to receive the distribution upon death in one or more distributions. However, the entire value of the Contract must be distributed within five days after the date if death.

If the Contract Owner is a natural person, the Contract Owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

.. the life of the Contract Owner; or

.. a period not to exceed the life expectancy of the Contract Owner; or

.. the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract Owner.

If the surviving spouse of the deceased Contract Owner is the sole new Contract Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. ALLSTATE

NEW YORK is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, ALLSTATE NEW YORK was known as "PM Life Insurance Company." Since 1984 the company has been known as "ALLSTATE LIFE INSURANCE

COMPANY OF NEW YORK."

ALLSTATE NEW YORK is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors' qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+g rating to ALLSTATE NEW YORK due to its group affiliation with Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to ALLSTATE NEW YORK, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
ALLSTATE NEW YORK established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or ALLSTATE NEW

YORK.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of ALLSTATE NEW YORK.

The Variable Account consists of multiple Variable Sub-Accounts, 24 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5% of any purchase payments.

These commissions are intended to cover distribution expenses.

From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


TAX QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
JordenBurt LLP, Washington, D.C., has advised ALLSTATE
NEW YORK on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and ALLSTATE NEW
YORK's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY OF NEW YORK
ALLSTATE NEW YORK is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from ALLSTATE NEW YORK, and its operations form a part of ALLSTATE NEW YORK, it will not be taxed separately as a "Regulated Investment Company" under Subchapter M of the Code. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, ALLSTATE NEW YORK believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, ALLSTATE NEW YORK does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore ALLSTATE NEW YORK does not intend to make provisions for any such taxes. If ALLSTATE NEW YORK is taxed on investment income or capital gains of the Variable Account, then ALLSTATE NEW

YORK may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL


TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified"according to Treasury Department regulations, and

3. ALLSTATE NEW YORK is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain Qualified Contracts; (3) Contracts purchased by employers upon the termination of certain qualified plans; (4) certain Contracts used in connection with structured settlement agreements, and (5) immediate annuity Contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Owner during the taxable year. Although ALLSTATE NEW YORK does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a Contract Owner will be considered the Owner of Variable Account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause a Contract Owner to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that Owners could direct sub-account investments without being treated as Owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that Contract Owners were not Owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the Owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. ALLSTATE

NEW YORK does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
 It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by ALLSTATE NEW YORK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

The Contract may be used with several types of qualified plans. ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from qualified contracts other than Roth

IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
 The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the qualified plans listed below.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.
 If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where ALLSTATE NEW YORK is directed to transfer some or all of the contract value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE NEW YORK's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656 (telephone: 1-800-366-1411).


PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements of Allstate New York as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the Annual Report on Form 10-K of Allstate New York and from the STatement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*
--------------------------------------------------------------------------------


For the period begining January 1 and ending December 31,    2000     2001
AIM V.I.CAPITAL APPRECIATION

 Accumulation Unit Value, Beginning of Period               $10.00  $ 7.63
 Accumulation Unit Value, End of Period                     $ 7.63  $ 5.779
 Number of Units Outstanding, End of Period                 1,991   35,576
AIM V.I. CORE EQUITY

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.18
 Accumulation Unit Value, End of Period                     $ 8.18  $ 6.231
 Number of Units Outstanding, End of Period                 1,488   34,966
AIM V.I. DIVERSIFIED INCOME

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.99
 Accumulation Unit Value, End of Period                     $ 9.99  $10.223
 Number of Units Outstanding, End of Period                  364     5,443
AIM V.I. INTERNATIONAL GROWTH

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.66
 Accumulation Unit Value, End of Period                     $ 8.66  $ 6.538
 Number of Units Outstanding, End of Period                  305    11,638
AIM V.I.PREMIER EQUITY

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.67
 Accumulation Unit Value, End of Period                     $ 8.67  $ 7.482
 Number of Units Outstanding, End of Period                 21,939  71,223
FIDELITY VIP GROWTH

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.53
 Accumulation Unit Value, End of Period                     $ 8.53  $ 6.934
 Number of Units Outstanding, End of Period                 27,151  90,481
FIDELITY VIP HIGH INCOME

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.40
 Accumulation Unit Value, End of Period                     $ 8.40  $ 7.317
 Number of Units Outstanding, End of Period                   33    20,582
FIDELITY VIP OVERSEAS

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.97
 Accumulation Unit Value, End of Period                     $ 8.97  $ 6.982
 Number of Units Outstanding, End of Period                   92    25,188
FIDELITY VIP II CONTRAFUND

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.39
 Accumulation Unit Value, End of Period                     $ 9.39  $ 8.138
 Number of Units Outstanding, End of Period                 2,196   31,995
 FIDELITY VIP II INVESTMENT GRADE BOND

 Accumulation Unit Value, Beginning of Period               $10.00  $10.44
 Accumulation Unit Value, End of Period                     $10.44  $11.179
 Number of Units Outstanding, End of Period                  132    26,618
FIDELITY VIP INDEX 500

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.04
 Accumulation Unit Value, End of Period                     $ 9.04  $ 7.845
 Number of Units Outstanding, End of Period                   0     67,571
MFS BOND SERIES

 Accumulation Unit Value, Beginning of Period               $10.00  $10.39
 Accumulation Unit Value, End of Period                     $10.39  $11.150
 Number of Units Outstanding, End of Period                   0     18,271
MFS HIGH INCOME

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.22
 Accumulation Unit Value, End of Period                     $ 9.22  $ 9.298
 Number of Units Outstanding, End of Period                  108    10,338
MFS INVESTORS TRUST SERIES (GROWTH AND INCOME)**

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.73
 Accumulation Unit Value, End of Period                     $ 9.73  $ 8.078
 Number of Units Outstanding, End of Period                   0     27,560
MFS NEW DISCOVERY

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.89
 Accumulation Unit Value, End of Period                     $ 8.89  $ 8.336
 Number of Units Outstanding, End of Period                 6,891   19,369
OPPENHEIMER BOND FUND/VA

 Accumulation Unit Value, Beginning of Period               $10.00  $10.20
 Accumulation Unit Value, End of Period                     $10.20  $10.857
 Number of Units Outstanding, End of Period                   0     25,776
OPPENHEIMER CAPITAL APPRECIATION

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.95
 Accumulation Unit Value, End of Period                     $ 8.95  $ 7.723
 Number of Units Outstanding, End of Period                   91    107,889
OPPENHEIMER GLOBAL SECURITIES FUND/VA

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.63
 Accumulation Unit Value, End of Period                     $ 9.63  $ 8.363
 Number of Units Outstanding, End of Period                   0     41,075
OPPENHEIMER HIGH INCOME FUND/VA

 Accumulation Unit Value, Beginning of Period               $10.00  $ 9.46
 Accumulation Unit Value, End of Period                     $ 9.46  $ 9.520
 Number of Units Outstanding, End of Period                   0     23,570
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA ***

 Accumulation Unit Value, Beginning of Period               $10.00  $ 8.73
 Accumulation Unit Value, End of Period                     $ 8.73  $ 8.589
 Number of Units Outstanding, End of Period                  240    22,387
VAN KAMPEN LIT COMSTOCK

 Accumulation Unit Value, Beginning of Period               $10.00  $11.58
 Accumulation Unit Value, End of Period                     $11.58  $11.154
 Number of Units Outstanding, End of Period                  337    38,811
VAN KAMPEN LIT EMERGING GROWTH

 Accumulation Unit Value, Beginning of Period               $10.00  $ 7.47
 Accumulation Unit Value, End of Period                     $ 7.47  $ 5.053
 Number of Units Outstanding, End of Period                 16,637  65,356
VAN KAMPEN LIT DOMESTIC

 Accumulation Unit Value, Beginning of Period               $10.000  $10.35
 Accumulation Unit Value, End of Period                     $10.35   $11.237
 Number of Units Outstanding, End of Period                 0          7,734
VAN KAMPEN LIT MONEY MARKET

 Accumulation Unit Value, Beginning of Period               $10.00  $10.14
 Accumulation Unit Value, End of Period                     $10.14  $10.381
 Number of Units Outstanding, End of Period                   0     129,426
VAN KAMPEN LIT GOVERNMENT INCOME

 Accumulation Unit Value, Beginning of Period               --          --
 Accumulation Unit Value, End of Period                     --          --
 Number of Units Outstanding, End of Period                 --          --


*The Contracts were first offered on September 22, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on September 19, 2000.

**Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment objective. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***Effective May 1, 2001, the Portfolio changed its name from Oppenheimer Small Cap Growth Fund/VA to Oppenheimer Main Street Small Cap Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

APPENDIX B MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J   = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established:  4.50%

Full Surrender: End of Contract Year 3

      NOTE: These examples assume that premium taxes are not applicable.

 EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate      $10,000.00 X (1.045)
Contract Value at End   /3 /
of Contract Year 3:     = $11,411.66


Step 2. Calculate the
Preferred Withdrawal
Amount:                 .15 X 10,000.00 = $1,500.00
Step 3. Calculate the   I = 4.5%
Market Value            J = 4.2%
Adjustment:             N =
                        730 days
                         = 2
                                365 days


                        Market Value Adjustment Factor: .9 x (I - J) x N = .9 x
                        (.045 - .042) x (730/365) = .0054


                        Market Value Adjustment = Market Value Adjustment
                        Factor x Amount Subject to Market Value Adjustment:
                         = .0054 X ($11,411.66 - $1,500.00)  = $53.32






Step 4. Calculate the
Withdrawal Charge:      = .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68
Step 5. Calculate the
amount received by a
Contract Owner as a
result of full          11,411.66 - 427.68 + 53.52 = $11,037.50
withdrawal at the end
of Contract Year 3:

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1.  Calculate      $10,000.00 X (1.045)
Contract Value at End   /3 /
of Contract Year 3:     = $11,411.66


Step 2. Calculate the
Preferred Withdrawal
Amount:                 .15 X 10,000.00 = $1,500.00
Step 3. Calculate the   I = 4.5%
Market Value            J = 4.8%
Adjustment:             N =
                        730 days
                         = 2
                                365 days


                        Market Value Adjustment Factor: .9 x (I - J) x N = .9 x
                        (.045 - .048) x (730/365) = -.0054


                        Market Value Adjustment = Market Value Adjustment
                        Factor x Amount Subject to Market Value Adjustment:
                         = -.0054 X ($11,411.66 - $1,500.00)  = -$53.52






Step 4. Calculate the
Withdrawal Charge:      = .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32
Step 5. Calculate the
amount received by a
Contract Owner as a
result of full          11,411.66 - 422.32 - $53.52 = $10,935.82
withdrawal at the end
of Contract Year 3:

APPENDIX C                                                    WITHDRAWAL
ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

Issue Date: January 1, 2002


Initial Purchase Payment: $50,000



             Death Benefit Amount
                               Contract Value     Contract     Death Benefit                          Greatest
  Date    Type of Occurence   Before Occurrence  Transaction    Value After    Anniversary Value  Anniversary Value
                                                    Amount       Occurence
---------------------------------------------------------------------------------------------------------------------
 1/1/01       Issue Date             --            $50,000        $50,000           $50,000            $50,000
---------------------------------------------------------------------------------------------------------------------
 1/1/02       Contract             $55,000            --          $55,000           $50,000            $55,000
             Anniversary
---------------------------------------------------------------------------------------------------------------------
 7/1/02   Partial Withdrawal       $60,000         $15,000        $45,000           $37,500            $41,250
---------------------------------------------------------------------------------------------------------------------


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.



DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
-------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                (w)         $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial              (a)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount                 (d)        $50,000)
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                               [(w)/(a)]x(d)   $12,500
-------------------------------------------------------------------------------
Adjusted Death Benefit                                              $37,500

-------------------------------------------------------------------------------

GREATEST ANNIVERSARY VALUE DEATH BENEFIT
-------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                (w)        $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial              (a)        $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount                 (d)        $55,000
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                               [(w)/(a)]x(d)   $13,750
-------------------------------------------------------------------------------
Adjusted Death Benefit                                              $41,250

-------------------------------------------------------------------------------



Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16. EXHIBITS.

Exhibit No.        Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement (File No. 033-65381) Dated September 20, 1996.)

(2) None

(4) (a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) Dated September 20, 1996.)

     (b)Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) Dated November 12, 1999.)

     (c) Form of "Allstate Custom Portfolio," "Allstate Provider" or "SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) Dated January 14, 2000.)

     (d) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts to the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) Dated April 20, 2001).

     (e) Form of Amendatory Endorsement for Transfer Limitations under the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) Dated April 20, 2001).

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) Dated September 20, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) Dated November 23, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (File No.333-95703) Dated February 14, 2000.)

(5)(d) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 3 to the Form S-3 Registration Statement (File No.333-95703) Dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-95703) Dated August 21, 2000.)

(5)(f) Opinion of General Counsel Re: Legality (Previously filed in Registrant's Form S-3 Initial Registration Statement (File No. 333-61846) dated May 30,
     2001).

(8) None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent filed herewith

(23)(b) Consent of Jorden Burt LLP filed herewith

(23)(c) Consent of Bricker & Eckler LLP filed herewith

(24)(a) Powers of Attorney for Marcia D. Alazraki, Cleveland Johnson, Jr., John
     R. Raben, Jr., Sally A. Slacke, Samuel H. Pilch, Kevin R. Slawin, Michael
     J. Velotta and Thomas J. Wilson, II (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-86007) Dated August 27, 1999.)

(24)(b) Power of Attorney for Vincent A. Fusco (Incorporate herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement (File No.333-95703) Dated February 14, 2000.)

(24)(c) Power of Attorney for Margaret G. Dyer, John C. Lounds, Marla G. Friedman, J. Kevin McCarthy, Kenneth R. O'Brien and Patricia W. Wilson (Incorporated herein by reference to Post-Effective Amendment No.5 to Registrant's Form S-3 Registration Statement (File No. 333-95703) Dated April 20, 2001.)

(24)(d) Power of Attorney for Steven E. Shebik filed herewith.

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) Dated April 1, 1997.)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the _____ day of April, 2002.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)


                                     By:  /s/MICHAEL J. VELOTTA
                                          --------------------------
                                          Michael J. Velotta
                                          Vice President, Secretary and
                                          General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the _______ day of April, 2002.

*/THOMAS J. WILSON, II            President, Director and Chairman of the Board
-------------------------         (Principal Executive Officer)
Thomas J. Wilson, II

*/VINCENT A. FUSCO
---------------------------       Director and Chief Operating Officer
Vincent A. Fusco

/s/MICHAEL J. VELOTTA
---------------------------       Vice President, Secretary, General
Michael J. Velotta                Counsel and Director

*/SAMUEL H. PILCH
---------------------------       Vice President and Controller
Samuel H. Pilch                   (Principal Accounting Officer)

*/MARCIA D. ALAZRAKI
---------------------------       Director
Marcia D. Alazraki

*/MARGARET G. DYER
---------------------------       Vice President and Director
Margaret G. Dyer

*/CLEVELAND JOHNSON, JR.
---------------------------       Director
Cleveland Johnson, Jr.

*/JOHN C. LOUNDS
---------------------------       Vice President and Director
John C. Lounds

*/J. KEVIN MCCARTHY
--------------------------        Vice President and Director
J. Kevin McCarthy

*/KENNETH R. O'BRIEN
--------------------------        Director
Kenneth R. O'Brien

*/MARLA G. FRIEDMAN
-------------------------         Director and Vice President
Marla G. Friedman

*/JOHN R. RABEN, JR.
-------------------------         Director
John R. Raben, Jr.

*/SALLY A. SLACKE
-------------------------         Director
Sally A. Slacke

**/STEVEN E. SHEBIK
-------------------------         Director and Vice President
Steven E. Shebik                  (Principal Financial Officer)

*/PATRICIA W. WILSON
-------------------------         Director and Assistant Vice President
Patricia W. Wilson


  */ By Michael J. Velotta, pursuant to Power of Attorney, previously filed.

  **/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.            Description

(23)(a)                Independent Auditors' Consent
(23)(b)                Consent of Jorden Burt LLP
(23)(c)                Consent of Bricker & Eckler LLP
(24)(d)                Power of Attorney for Steven E. Shebik